GALAXY II FUNDS
GALAXY FUNDS
  ANNUAL REPORT
  MARCH 31, 2000

  GALAXY II LARGE COMPANY INDEX FUND
  GALAXY II SMALL COMPANY INDEX FUND
  GALAXY II UTILITY INDEX FUND
  GALAXY II U.S. TREASURY INDEX FUND
  GALAXY II MUNICIPAL BOND FUND

    [GRAPHIC OMITTED]
    GALAXY
    FUNDS

CHAIRMAN'S MESSAGE

Dear Galaxy Fund II Shareholder:

     Enclosed is the Galaxy Fund II annual report for the fiscal year ended March 31, 2000. The report includes a Market Overview that explains the different economic and market factors influencing your investments during this time. Following the Market Overview are individual reviews for each of the Funds. Financial Statements and a list of portfolio holdings for each of the Funds as of March 31, 2000 appear at the end of the report.

     With a strong economic recovery abroad and low interest rates and inflation at home, U.S. growth accelerated in the past year. This benefited firms in most stock sectors, and the major market indices performed well by historic standards. However, stock prices became increasingly volatile during the period. Many individual stocks experienced deep corrections, while others rose to unprecedented highs. Against the backdrop of robust growth, investors were aware that attempts by the Federal Reserve (the "Fed") to keep inflation in check with higher interest rates could result in slower growth down the road. At the same time, increased interest in technology stocks and other "new economy" stocks caused investors to abandon many "old economy" issues. Uncertainty about the direction of interest rates and growth also increased volatility in the bond market.

     As veteran investors know, such volatility is part of the normal rise and fall of market prices that tends to smooth out over time. By using broadly diversified portfolios, such as those represented in the Galaxy Fund II Index Funds, investors can reduce the impact of market volatility on their returns. Because index funds also tend to buy and hold securities for longer periods of time than actively managed portfolios, index funds may also help investors minimize their capital gains.

     You may also be able to stabilize returns by diversifying your investments across a range of asset classes and market sectors. Because individual asset classes and market sectors often move in different directions, such diversification improves the chance that some part of your portfolio may perform well during a given period. With several stock and bond investment choices, the Galaxy Fund II portfolios can provide much of the diversification you need. Your financial professional can help you choose a mix of funds that suits your particular investment goals.

     If you have any questions about the information in this report, please contact the Galaxy Information Center toll-free at 1-877-BUY-GALAXY (1-877-289-4252) or visit one of our investment professionals located at Fleet Bank branches.

      Sincerely,

      /S/ SIGNATURE

      Dwight E. Vicks, Jr.
      Chairman of the Board of Trustees


MUTUAL FUNDS:

[BULLET] ARE NOT BANK DEPOSITS

[BULLET] ARE NOT FDIC INSURED

[BULLET] ARE NOT OBLIGATIONS OF
 FLEET BANK

[BULLET] ARE NOT GUARANTEED
 BY FLEET BANK

[BULLET] ARE SUBJECT TO INVESTMENT
 RISK INCLUDING POSSIBLE LOSS OF
 PRINCIPAL AMOUNT INVESTED

MARKET OVERVIEW

BY FLEET INVESTMENT ADVISORS INC.

     Although stock prices became increasingly volatile in the 12 months ended March 31, 2000, the major market indices rose strongly as economies improved both at home and abroad. With accelerating growth, however, the Fed became increasingly concerned that inflation would rise. To keep inflation in check, the Fed boosted short-term interest rates by 125 basis points (1.25%) during the period. As bond yields rose in response, bond prices fell.

     During the reporting period, the Standard & Poor's(REGISTRATION MARK) 500 Composite Stock Price Index (the "S&P(REGISTRATION MARK) 500 Index"), a benchmark for large-company stocks, had a total return of 17.93%, the Standard & Poor's(REGISTRATION MARK) Small Cap 600 Stock Price Index (the "S&P(REGISTRATION
MARK) 600 Index"), a benchmark for small-company stocks, had a total return of 30.70% and the Standard & Poor's(REGISTRATION MARK) Utilities Composite Stock Index (the "S&P(REGISTRATION MARK) Utilities Index"), a benchmark of utility stocks included in the S&P(REGISTRATION MARK) 500 Index, had a total return of 8.66%. Over the same period, the U. S. Treasury component of the Salomon Smith Barney Broad Investment Grade Bond Index (the "Salomon Smith Barney U.S. Treasury Index") returned 2.80%, and the Lehman Brothers Quality Intermediate Municipal Bond Index, a benchmark for municipal bonds, had a total return of 1.00%.

GROWTH ACCELERATES

     In the second quarter of 1999, when the reporting period began, Gross Domestic Product ("GDP"), which measures the output of U.S. goods and services, improved at an annualized rate of 1.9%. While that was lower than the rate of 4.3% for the first quarter, there were many signs that U.S. growth would remain strong. Counting on continued growth, stock investors ventured beyond the large-company shares that had led market gains for many months into shares of smaller firms and "value-oriented" securities. Investors also favored stocks in "cyclical" sectors because of their greater sensitivity to growth. As bond investors waited for the Fed to stem future inflation with higher interest rates, yields rose. Stock prices then retreated in the third quarter of 1999. As GDP growth accelerated to a rate of 5.5% and the U.S. dollar weakened against foreign currencies, investors expected that after hiking interest rates by 25 basis points (0.25%) in June and August, the Fed would continue raising rates in months to come. Concerned that significantly slower growth would erode earnings, investors returned to the greater earnings reliability of larger firms. With a further increase in yields, bond prices continued to decline.

     In the fourth quarter of 1999, as the growth rate of GDP growth accelerated to 7.3%, the Fed raised interest rates another 25 basis points. Bond prices fell further in response. The major stock indices rebounded, however, as inflation remained under control and "momentum investing" drove technology stocks to stratospheric highs. Despite two more rate hikes of 25 basis points each in the first quarter of 2000, the estimated rate of GDP growth was 5.4% and stocks continued to advance. Although investor interest again broadened into lower-priced issues, technology shares remained the market leaders. As prices for short-term bonds continued to slide, prices for long-term bonds began to improve. In addition to moderate inflation, longer maturities benefited from a federal budget surplus that helped reduce supplies of long-term Treasury bonds.

     Given the positive economic climate, the strong gains by technology shares, and the attractive valuations among stocks with small capitalizations, small-cap shares outperformed for the year. Returns for large-company stock indices were strong, by historical standards. Utility shares enjoyed a respectable performance, but were held back as higher interest rates eroded the earnings of utility firms.

     Treasury bonds outperformed other taxable issues, due in large part to their reduced supply. Municipal bonds underperformed for most of the period, as the high-earning investors who can benefit most from the bonds' tax-free income put larger portions of their savings in stocks.


     "To keep inflation in check, the Fed boosted short-term interest rates by 125 basis points (1.25%) during the period. As bond yields rose in response, bond prices fell."

"IF HIGHER INTEREST RATES SLOW U.S. GROWTH LATER THIS YEAR, AS WE EXPECT, INTEREST RATES MAY HEAD LOWER. THIS WOULD IMPROVE PRICES FOR FIXED-INCOME ISSUES."

A POSITIVE OUTLOOK FOR STOCKS AND BONDS

     As the reporting period ended, the prices for technology stocks had fallen sharply from the record highs reached just a few weeks before. Having purchased these stocks for their upward price momentum, without fully researching the fundamentals of the issuing companies, many investors quickly sold the shares when their prices eroded. With valuations that remain far higher than company fundamentals would traditionally warrant, technology shares could remain volatile in coming months and could even experience a deep correction.


     The outlook for stocks in other sectors is brighter. Shares of most larger companies have corrected by 20% or more and may now represent attractive investment opportunities. The prices for small-company stocks outside the "momentum" sectors are also appealing. If higher interest rates slow U.S. growth later this year, as we expect, interest rates may head lower. This would improve prices for fixed-income issues.



AVERAGE ANNUAL TOTAL RETURNS

YEARS ENDED MARCH 31, 2000                   1 YEAR          3 YEARS         5 YEARS     LIFE OF FUND
- -----------------------------------------------------------------------------------------------------
Large Company Index Fund
(Inception date 10/1/90)                    17.20%          26.82%          26.25%          20.31%
- -----------------------------------------------------------------------------------------------------
Small Company Index Fund
(Inception date 10/1/90)                    30.52%          14.21%          16.39%          16.74%
- -----------------------------------------------------------------------------------------------------
Utility Index Fund
(Inception date 1/5/93)                      7.52%          13.77%          14.04%          10.88%
- -----------------------------------------------------------------------------------------------------
U.S. Treasury Index Fund
(Inception date 6/4/91)                      2.39%           6.76%           6.84%           7.11%
- -----------------------------------------------------------------------------------------------------
Municipal Bond Fund
(Inception date 4/15/93)                    -0.05%           4.42%           4.95%           4.76%
- -----------------------------------------------------------------------------------------------------


The performance data quoted represents past performance and is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.



PORTFOLIO REVIEWS

[GRAPHIC OMITTED]

     G. JAY EVANS BECAME MANAGER OF THE GALAXY FUND II LARGE COMPANY INDEX FUND, THE GALAXY FUND II SMALL COMPANY INDEX FUND AND THE GALAXY FUND II UTILITY INDEX FUND IN JULY 1998. HE HAD PREVIOUSLY MANAGED THESE FUNDS UNTIL MARCH OF 1996 AND HAS MANAGED THE GALAXY EQUITY VALUE FUND SINCE APRIL 1992.

GALAXY FUND II
LARGE COMPANY INDEX FUND


BY G. JAY EVANS
PORTFOLIO MANAGER

     The Galaxy Fund II Large Company Index Fund seeks to match, before the deduction of operating expenses, the price and yield performance of large-capitalization stocks as represented by the S&P(REGISTRATION MARK) 500 Index. By investing in publicly traded U.S. stocks according to their representation in the S&P(REGISTRATION MARK) 500 Index, the Fund is also structured to deliver the same volatility and risk as the Index.

     For the 12 months ended March 31, 2000, the S&P(REGISTRATION MARK) 500 Index had a total return of 17.93%, and the Galaxy Fund II Large Company Index Fund had a total return of 17.20% (after the deduction of operating expenses). The Fund's 12-month performance represents a correlation coefficient of 99.994%. The correlation coefficient measures the degree to which the Fund's performance moved in line with its target index.

TECHNOLOGY DRIVES MARKET

     Large-capitalization stocks offer greater liquidity and, often, market dominance that investors prize during periods of competitive pricing and slower demand. Many of these stocks are global competitors sensitive to foreign investment, currency swings, and economic developments overseas. Generally, these and other characteristics earn large-cap stocks higher valuations. During periods of rising confidence and earnings acceleration, however, they may lose leadership to companies with smaller capitalizations as investors seek higher returns in the broader market.

     Such was the case over the past 12 months. Although the returns for large-cap shares far exceeded their historic averages, an improving economic picture helped small- and mid-cap stocks outperform the large-cap sector. During the first four months of the period, economic recovery overseas and strong consumer spending at home encouraged investors to take advantage of the attractive valuations that had become available in the small- and mid-cap sectors. Although concerns about higher interest rates, inflation, and earnings introduced uncertainties in the second half of 1999, the extraordinary gains by technology shares helped small-cap and mid-cap shares outperform for the reporting period as a whole.

MARKET MAY BROADEN

     With Fed policy supporting the large-cap sector, large-cap stocks will probably continue to sell at price-to-earnings premiums in the months to come. Eventually, however, higher interest rates should slow economic growth. As rates peak, investors may look for further opportunities in the small-cap sector. Large-cap shares, which have dominated the Internet through brand-name recognition, may also suffer as a more level playing field on the Internet opens competitive opportunities for smaller firms.

GALAXY FUND II LARGE COMPANY INDEX FUND

DISTRIBUTION OF TOTAL NET ASSETS AS OF MARCH 31, 2000


                               [GRAPHIC OMITTED]
           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

U.S. GOVERNMENT OBLIGATIONS, REPURCHASE AGREEMENT AND NET OTHER ASSETS AND LIABILITIES 1%
BASIC MATERIALS 2%
UTILITIES 8%
ENERGY 6%
TECHNOLOGY 35%
CONSUMER STAPLES 15%
CONSUMER CYCLICAL 12%
FINANCE 13%
INDUSTRIAL 8%


GALAXY FUND II LARGE COMPANY INDEX FUND

GROWTH OF $10,000 INVESTMENT*


                                [GRAPHIC OMITTED]
           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                 S&P        GALAXY LG CO
OCT 1, 90       10000         10000
3/92            14255         13539
3/93            15570         15526
3/94            16396         15683
3/95            19255         18048
3/96            25067         23787
3/97            31364         28383
3/98            44244         41806
3/99            53902         49395
3/00            61554         57893



GALAXY FUND II LARGE COMPANY INDEX FUND
S&P(REGISTRATION MARK) 500 INDEX

*SINCE INCEPTION ON 10/1/90. THE S&P(REGISTRATION MARK) 500 INDEX IS AN UNMANAGED INDEX WHICH DOES NOT REFLECT MANAGEMENT FEES AND OTHER EXPENSES. AN INVESTOR CANNOT INVEST IN THE INDEX.

PORTFOLIO REVIEWS

GALAXY FUND II
SMALL COMPANY INDEX FUND


BY G. JAY EVANS
PORTFOLIO MANAGER

     The Galaxy Fund II Small Company Index Fund seeks to match, before the deduction of operating expenses, the price and yield performance of smaller-capitalization stocks as represented by the S&P(REGISTRATION MARK) 600 Index. By investing in smaller-capitalization stocks according to their representation in the S&P(REGISTRATION MARK) 600 Index, the Fund is also structured to deliver the same volatility and risk as the Index.

     For the 12 months ended March 31, 2000, the S&P(REGISTRATION MARK) 600 Index produced a total return of 30.70%. Over the same time, the Galaxy Fund II Small Company Index Fund returned 30.52% (after the deduction of operating expenses). The Fund's 12-month performance represents a correlation coefficient of 99.954%. The correlation coefficient measures the degree to which the Fund's performance moved in line with its target index.

IMPROVING ECONOMY FAVORS SMALL-CAP SECTOR

     Smaller companies are generally more oriented towards the domestic economy and are thought to be more flexible in responding to business opportunities. Although they are usually less sensitive to macroeconomic developments, small-cap shares generally attract investors when economic confidence is rising. While the prices of small-cap stocks tend to be more volatile than the prices for large-cap shares, that volatility can be offset by the potential for higher returns in small-cap stocks.

     Small-cap stocks outpaced large-cap shares during the 12-month period ended March 31, 2000, as economic growth improved and investors recognized the significant value that had become available in the small-cap sector. Although a weaker dollar, soaring oil prices, and rising interest rates raised concerns about inflation and market liquidity in the second half of 1999, the unprecedented gains for technology shares in the last months of 1999 and the first months of 2000 helped the small-cap sector outperform large-cap issues for the period as a whole.

LOOKING AHEAD

     The heightened volatility that small-cap shares experienced at the end of the period may continue for some time to come. With recent gains for small-cap shares concentrated in high-tech, Internet, e-commerce and biotech issues, and rising interest rates set to slow economic growth, the future performance of small-cap shares may depend increasingly on company innovations and a resilient demand for technology. The sector may also benefit as investors continue to move away from the high valuations for large-cap shares and the Internet introduces a more competitive playing field for firms of all sizes.

GALAXY FUND II SMALL COMPANY INDEX FUND

DISTRIBUTION OF TOTAL NET ASSETS AS OF MARCH 31, 2000

                               [GRAPHIC OMITTED]
           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

U.S. GOVERNMENT OBLIGATION, REPURCHASE AGREEMENT AND NET OTHER ASSETS AND LIABILITIES 3%
CONSUMER CYCLICAL 15%
CONSUMER STAPLES 15%
TECHNOLOGY 29%
UTILITIES 3%
INDUSTRIAL 19%
BASIC MATERIALS 3%
FINANCE 10%
ENERGY 3%



GALAXY FUND II SMALL COMPANY INDEX FUND

GROWTH OF $10,000 INVESTMENT*

                                [GRAPHIC OMITTED]
           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               S&P 600    GALAXY SMALL CO
OCT 1, 90       10000         10000
3/92            15684         15833
3/93            18487         18246
3/94            21158         18915
3/95            22435         20354
3/96            30442         26632
3/97            31586         29188
3/98            46353         41220
3/99            39727         33311
3/00            48201         43479


GALAXY FUND II SMALL COMPANY INDEX FUND
S&P(REGISTRATION MARK) 600 INDEX

* SINCE INCEPTION ON 10/1/90. THE S&P(REGISTRATION MARK) 600 INDEX IS AN UNMANAGED INDEX WHICH DOES NOT REFLECT MANAGEMENT FEES AND OTHER EXPENSES. AN INVESTOR CANNOT INVEST IN THE INDEX.

PORTFOLIO REVIEWS

GALAXY FUND II UTILITY INDEX FUND

BY G. JAY EVANS
PORTFOLIO MANAGER

     The Galaxy Fund II Utility Index Fund seeks to match, before the deduction of operating expenses, the price and yield performance of utility stocks as represented in the S&P(REGISTRATION MARK) Utilities Index. By investing in utility stocks according to their representation in the S&P(REGISTRATION MARK) Utilities Index, the Fund is structured to deliver the same volatility and risk as the Index.

     For the 12 months ended March 31, 2000, the S&P(REGISTRATION MARK) Utilities Index produced a total return of 8.66%, and the Galaxy Fund II Utility Index Fund had a total return of 7.52% (after the deduction of operating expenses). This performance represents a correlation coefficient of 99.965%. The correlation coefficient measures the degree to which the Fund's performance moved in line with its target index.

RISING INTEREST RATES TAKE A TOLL

     Utility stocks have historically offered defensive characteristics that are desirable during periods of high market volatility. With strong yields, utilities have also performed well when short-term interest rates declined prior to economic expansions. Utility stocks will most likely remain defensive income vehicles despite significant industry changes resulting from deregulation.

     When interest rates rise, as they have in the past year, the earnings for utility firms often suffer. At the same time, investors may prefer the income opportunities offered by bonds. In the first half of the reporting period, the effects of rising interest rates were offset by a brighter earnings picture for stocks generally that encouraged investors to trade large-cap growth shares for stocks with better valuations. When market volatility increased in the third quarter of 1999, utilities benefited as investors looked for stocks with more stable returns. By the fourth quarter of 1999, however, higher interest rates had taken their toll, resulting in under performance for the 12-month reporting period.

SEVERAL POSITIVES AHEAD

     Utilities could benefit in coming months if higher interest rates slow economic growth, as the Fed hopes, and interest rates peak. On the other hand, if the economy remains overheated, requiring sharper rate hikes by the Fed, investors may favor the relative stability and defensive characteristics that utilities offer. In the meantime, individual stocks may benefit from attractive energy-trading operations and favorable growth in non-traditional businesses.

GALAXY FUND II UTILITY INDEX FUND

DISTRIBUTION OF TOTAL NET ASSETS AS OF MARCH 31, 2000

                               [GRAPHIC OMITTED]
           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

REPURCHASE AGREEMENT AND NET OTHER ASSETS AND LIABILITIES 2%
ENERGY 32%
UTILITIES 66%


GALAXY FUND II UTILITY INDEX FUND

GROWTH OF $10,000 INVESTMENT*


                                [GRAPHIC OMITTED]
           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              SP utility     galaxy utility
1/5/93          10000            10000
3/93            10852            10985
3/94            10762            10454
3/95            11683            10941
3/96            14330            13853
3/97            14567            14332
3/98            19780            19936
3/99            21618            19631
3/00            22400            21106

GALAXY FUND II UTILITY INDEX FUND
S&P(REGISTRATION MARK) UTILITIES INDEX

* SINCE INCEPTION ON 1/5/93. THE S&P(REGISTRATION MARK) UTILITES INDEX IS
AN UNMANAGED INDEX WHICH DOES NOT REFLECT MANAGEMENT FEES AND OTHER EXPENSES. AN INVESTOR CANNOT INVEST IN THE INDEX.

PORTFOLIO REVIEWS

[GRAPHIC OMITTED]

DAVID LINDSAY HAS MANAGED THE GALAXY FUND II U.S. TREASURY INDEX FUND SINCE JULY 1994. HE HAS MANAGED FIXED-INCOME PORTFOLIOS FOR FLEET INVESTMENT ADVISORS INC. SINCE 1986.


GALAXY FUND II U.S. TREASURY INDEX FUND


BY DAVID LINDSAY
PORTFOLIO MANAGER

     The Galaxy Fund II U.S. Treasury Index Fund seeks to match, before the deduction of operating expenses, the price and yield performance of U.S. Treasury notes and bonds represented in the Salomon Smith Barney U.S. Treasury Index, an unmanaged index of U.S. Treasury securities. The Fund attempts to meet this objective by investing in U.S. Treasury notes and bonds according to their representation in the Salomon Smith Barney U.S. Treasury Index.

     For the 12 months ended March 31, 2000, the Salomon Smith Barney U.S. Treasury Index posted a total return of 2.80%, and the Galaxy Fund II U.S. Treasury Index Fund had a total return of 2.39% (after deduction of operating expenses). This performance represents a correlation coefficient of 99.614%. The correlation coefficient measures the degree to which the Fund's performance since inception moved in line with its target index.

STRONG DEMAND, REDUCED SUPPLY FAVORS TREASURIES

     Because Treasury bonds are highly liquid and backed by the full faith and credit of the U.S. government, they usually appeal to investors during periods of economic or market turbulence. With yields that are generally lower than other taxable issues, Treasuries are frequently less attractive in positive economic and market climates.

     Treasuries outperformed during the second and third quarters of 1999, when rising interest rates caused concern about future economic growth. Although Treasuries then underperformed in the fourth quarter of 1999, as growth remained strong and investors took advantage of attractive values in corporate issues, a fall in interest rates and new concern about growth helped Treasuries outperform in the first quarter of 2000.

     Treasuries also benefited from a decline in supply as a federal budget surplus reduced the need for new issues and encouraged the government to buy back existing bonds. With lower supplies and strong demand, for most of the 12-month reporting period, Treasuries outperformed most other debt sectors.

FAVORABLE SUPPLY/DEMAND BALANCE COULD CONTINUE

     We do not expect the yields for long-term Treasury bonds to return to the levels they reached at the end of 1999 and the beginning of 2000. If continued economic strength forces the Fed to raise interest rates further, short-term issues will probably bear most of any additional increase in yields, while intermediate and long-term issues should continue to benefit from moderate inflation. In the meantime, Treasuries generally should continue to benefit from both reduced supply and the likely slow down in U.S. economic growth the the Fed has been engineering.

Galaxy Fund II U.S. Treasury Index Fund

Distribution of Total Net Assets as of March 31, 2000

                              [GRAPHIC OMITTED]
           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

REPURCHASE AGREEMENT AND NET OTHER ASSETS AND LIABILITIES 3%
U.S. TREASURY BONDS 34%
U.S. TREASURY NOTES 63%

GALAXY FUND II U.S. TREASURY INDEX FUND

GROWTH OF $10,000 INVESTMENT*

                                [GRAPHIC OMITTED]
           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             salomon bros   galaxy treas
6/4/91          10000          10000
3/92            10932          10899
3/93            12474          12390
3/94            12810          12687
3/95            13362          13171
3/96            14764          14500
3/97            15388          15066
3/98            17264          16831
3/99            18419          17905
3/00            19099          18333

GALAXY FUND II U.S. TREASURY INDEX FUND
THE SALOMON SMITH BARNEY U.S. TREASURY INDEX

* SINCE INCEPTION ON 6/4/91. THE SALOMON SMITH BARNEY U.S. TREASURY INDEX
IS AN UNMANAGED INDEX WHICH DOES NOT REFLECT MANAGEMENT FEES AND OTHER EXPENSES. AN INVESTOR CANNOT INVEST IN THE INDEX.

PORTFOLIO REVIEWS

[GRAPHIC OMITTED]

GLENN MIGLIOZZI IS THE MANAGING DIRECTOR OF FIXED INCOME INVESTMENTS FOR
FLEET INVESTMENT ADVISORS INC. HE IS ALSO A MEMBER OF FLEET'S TAX-EXEMPT INVESTMENT POLICY COMMITTEE, WHICH HAS MANAGED THE GALAXY FUND II MUNICIPAL BOND FUND SINCE 1996.

GALAXY FUND II MUNICIPAL BOND FUND

BY GLENN MIGLIOZZI CFA
MANAGING DIRECTOR, FIXED INCOME INVESTMENTS

     The Galaxy Fund II Municipal Bond Fund seeks to provide a high level of income exempt from regular federal income tax that is consistent with prudent investment management and preservation of capital. Typically, the Fund invests substantially all of its assets in debt securities issued by state, local, and regional government agencies, and maintains an average maturity for its investments of 7 to 12 years.

     For the 12 months ended March 31, 2000, the Galaxy Fund II Municipal Bond Fund earned a total return of -0.05% (after deduction of operating expenses). During the same time, intermediate municipal bond funds tracked by Lipper Analytical Services had an average total return of -0.46%, the Lehman Brothers Seven-Year Municipal Bond Index had a total return of 0.59%, and the Lehman Brothers Quality Intermediate Municipal Bond Index had a total return of 1.00%. We have changed the Fund's market benchmark to the Lehman Brothers Quality Intermediate Municipal Bond Index, which is comprised of those issues in the Lehman Brothers Municipal Bond Index with maturities between 2 and 12 years and rated A3 or better. We believe this Index more closely resembles the broad-based mix of high-quality securities in the Fund than does the Lehman Brothers Seven-Year Municipal Bond Index.

MUNICIPALS BECOME OVERSOLD

     After the flight to quality in 1998, when economies deteriorated abroad, improving economic conditions in 1999 encouraged many higher-earning investors to abandon municipal bonds for stocks. With supplies of municipals still strong, the sector underperformed, particularly late in 1999 when investors sold municipals to pay taxes on stock gains. Municipals then outperformed early in 2000, as municipal supplies contracted and investors saw that the sector was oversold.

     With interest rates rising, the Galaxy Fund II Municipal Bond Fund benefited from an emphasis on shorter maturities and the laddered maturity structure that we used through most of 1999. At the same time, a well-diversified portfolio with strong credit quality and liquidity helped to stabilize Fund returns. In the final months of the period we took advantage of attractive values in longer maturities, which subsequently provided strong price appreciation as well as additional yield.

A FLIGHT TO SCARCITY

     As increased stock volatility encourages investors to seek stability in fixed-income issues, municipal bonds should continue to benefit from reduced supplies and attractive yields. For investors in the 39.6% federal income tax bracket, long-term municipals now offer an after-tax yield of about 9.10%.

     As before, we plan to emphasize a broadly diversified portfolio of high quality issues with premium coupons and good liquidity and take advantage of opportunities to increase yield as they arise.

GALAXY FUND II MUNICIPAL BOND FUND

GEOGRAPHICAL DISTRIBUTION OF TOTAL NET ASSETS AS OF MARCH 31, 2000

                               [GRAPHIC OMITTED]
           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

CASH EQUIVALENTS AND NET OTHER ASSETS AND LIABILITIES 3%
NORTH CENTRAL 20%
MOUNTAIN 11%
PACIFIC 8%
SOUTH 25%
EAST 33%


GALAXY FUND II MUNICIPAL BOND FUND

GROWTH OF $10,000 INVESTMENT*

                                [GRAPHIC OMITTED]
           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             LB INT BOND  LEH 7 YEAR   GALAXY MUNI
4/15/93         10000      10000        10000
3/94            10269      10235        10310
3/95            10933      10885        10857
3/96            11791      11762        11657
3/97            12325      12307        12141
3/98            13366      13419        13147
3/99            14141      14214        13831
3/00            14283      13960        13823

GALAXY FUND II MUNICIPAL BOND FUND
LEHMAN BROTHERS SEVEN-YEAR MUNICIPAL BOND INDEX
LEHMAN BROTHERS QUALITY INTERMEDIATE BOND INDEX

* SINCE INCEPTION ON 4/15/93. THE LEHMAN BROTHERS SEVEN-YEAR MUNICIPAL BOND INDEX AND QUALITY INTERMEDIATE MUNICIPAL BOND INDEX ARE UNMANAGED INDICES WHICH DO NOT REFLECT MANAGEMENT FEES AND OTHER EXPENSES.
AN INVESTOR CANNOT INVEST IN THESE INDICES.

SHAREHOLDER INFORMATION

                                    TRUSTEES
                                  AND OFFICERS

                              Dwight E. Vicks, Jr.
                              CHAIRMAN AND TRUSTEE

                                 John T. O'Neill
                              PRESIDENT, TREASURER
                                   AND TRUSTEE

                                Louis DeThomasis,
                                  F.S.C., Ph.D.
                                     TRUSTEE

                                Donald B. Miller
                                     TRUSTEE

                                  James M. Seed
                                     TRUSTEE

                               Bradford S. Wellman
                                     TRUSTEE

                                  Jylanne Dunne
                               VICE PRESIDENT AND
                               ASSISTANT TREASURER

                                William Greilich
                                 VICE PRESIDENT

                                    W. Bruce
                                 McConnel, Esq.
                                    SECRETARY

                               INVESTMENT ADVISOR
                                Fleet Investment
                                  Advisors Inc.
                                 75 State Street
                                   Boston, MA
                                      02109

                                   DISTRIBUTOR
                          Provident Distributors, Inc.
                               3200 Horizon Drive
                                King of Prussia,
                               Pennsylvania 19406

                                  ADMINISTRATOR
                               Fleet National Bank
                                50 Kennedy Plaza
                                   Providence,
                             Rhode Island 02903-2305

     For complete information, and before making an investment decision on any of the Funds of Galaxy Fund II, you should request a prospectus from Provident Distributors, Inc. by calling toll-free 1-877-BUY-GALAXY (1-877-289-4252). This report is submitted for the general information of shareholders of Galaxy Fund
II. It is not authorized for distribution to prospective investors unless accompanied or preceded by an effective prospectus for each Fund of Galaxy Fund II, which contains more information concerning the investment policies and expenses of the Funds as well as other pertinent information. Read the prospectus carefully before you invest.

     SHARES OF THE FUNDS ARE NOT BANK DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, FLEETBOSTON FINANCIAL CORP. OR ANY OF ITS AFFILIATES, FLEET INVESTMENT ADVISORS INC., OR ANY FLEET BANK. SHARES OF THE FUNDS ARE NOT FEDERALLY INSURED BY, GUARANTEED BY, OBLIGATIONS OF OR OTHERWISE SUPPORTED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY. INVESTMENT RETURN AND PRINCIPAL VALUE WILL VARY AS A RESULT OF MARKET CONDITIONS OR OTHER FACTORS SO THAT SHARES OF THE FUNDS, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. AN INVESTMENT IN THE FUNDS INVOLVES INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL AMOUNT INVESTED.



                               [GRAPHIC OMITTED]


                   This report was printed on recycled paper.

LARGE COMPANY INDEX FUND

PORTFOLIO OF INVESTMENTS
MARCH 31, 2000

     SHARES                                                                VALUE
     ------                                                                -----

COMMON STOCKS - 98.84%

                TECHNOLOGY - 35.30%

      8,100   Adaptec, Inc.* .....................................   $   312,863
     23,500   ADC Telecommunications, Inc.* ......................     1,266,063
      9,500   Adobe Systems, Inc. ................................     1,057,469
     13,760   Advanced Micro Devices, Inc.* ......................       785,180
    182,270   America OnLine, Inc.* ..............................    12,257,658
     82,612   Amgen, Inc.* .......................................     5,070,312
     26,200   Analog Devices, Inc.* ..............................     2,110,738
      5,944   Andrew Corp.* ......................................       135,969
     12,528   Apple Computer, Inc. ...............................     1,701,459
     61,506   Applied Materials, Inc.* ...........................     5,796,941
      5,017   Autodesk, Inc. .....................................       228,274
     52,521   Automatic Data Processing, Inc. ....................     2,534,138
     12,000   Biogen, Inc.* ......................................       838,500
     19,191   BMC Software, Inc.* ................................       947,556
     74,029   Boeing Co. .........................................     2,808,475
      9,155   Cabletron Systems, Inc.* ...........................       268,356
     12,348   Ceridian Corp. .....................................       236,927
    558,328   Cisco Systems, Inc.* ...............................    43,165,734
     12,600   Citrix Systems, Inc.* ..............................       834,750
    133,397   Compaq Computer Corp. ..............................     3,551,695
     42,120   Computer Associates International, Inc. ............     2,492,978
     13,932   Computer Sciences Corp.* ...........................     1,102,370
     28,951   Compuware Corp.* ...................................       609,780
      6,100   Comverse Technology, Inc.* .........................     1,152,900
     17,700   Conexant Systems, Inc.* ............................     1,256,700
     22,208   Corning, Inc. ......................................     4,308,352
    207,953   Dell Computer Corp.* ...............................    11,216,465
     38,346   Electronic Data Systems Corp. ......................     2,461,334
     84,374   EMC Corp.* .........................................    10,546,750
     35,247   First Data Corp. ...................................     1,559,680
     25,834   Gateway, Inc.* .....................................     1,369,202
     17,204   General Dynamics Corp. .............................       855,899
     65,529   Global Crossing, Ltd.* .............................     2,682,593
      9,189   Goodrich (B.F.) Co. ................................       263,609
     82,249   Hewlett-Packard Co. ................................    10,903,133
     25,563   IMS Health Inc. ....................................       432,973
    268,979   Intel Corp. ........................................    35,488,417
    154,854   International Business Machines Corp. ..............    18,272,772
     15,592   KLA-Tencorp Corp.* .................................     1,313,626
     10,000   Lexmark International Group, Inc., Class A* ........     1,057,500
     22,700   Linear Technology Corp. ............................     1,248,500
     35,848   Lockheed Martin Corp. ..............................       732,644
     22,818   LSI Logic Corp.* ...................................     1,657,157
    256,553   Lucent Technologies, Inc. ..........................    15,585,595
     21,466   Micron Technology, Inc.* ...........................     2,704,716
    419,689   Microsoft Corp.* ...................................    44,591,956
     54,769   Monsanto Co. .......................................     2,820,604
     56,053   Motorola, Inc. .....................................     7,980,546
     14,255   National Semiconductor Corp.* ......................       864,209
      7,900   NCR Corp.* .........................................       316,988
     21,900   Network Appliance, Inc.* ...........................     1,812,225
     30,235   Nextel Communications, Inc., Class A* ..............     4,482,339
    110,874   Nortel Networks Corp. ..............................    13,970,124
      5,879   Northrop Corp. .....................................       311,220
     25,652   Novell, Inc.* ......................................       734,289



     Shares                                                                Value
     ------                                                                -----

                   TECHNOLOGY (CONTINUED)

    228,948        Oracle Corp.* ............................        $17,872,253
     21,666        Parametric Technology Corp.* .............            456,340
     21,220        PeopleSoft, Inc.* ........................            424,400
     22,173        Pitney Bowes, Inc. .......................            990,856
     56,900        QUALCOMM, Inc.* ..........................          8,495,881
     27,224        Raytheon Co., Class B ....................            483,226
     12,280        Scientific-Atlanta, Inc. .................            779,013
     18,866        Seagate Technology, Inc.* ................          1,136,677
      2,109        Shared Medical Systems Corp. .............            109,404
     14,446        Silicon Graphics, Inc.* ..................            152,586
     71,660        Sprint PCS Group* ........................          4,680,294
    126,662        Sun Microsystems, Inc.* ..................         11,868,625
     26,617        3Com Corp.* ..............................          1,480,571
     34,152        Tellabs, Inc.* ...........................          2,151,042
     13,600        Teradyne, Inc.* ..........................          1,118,600
     65,064        Texas Instruments, Inc. ..................         10,410,240
     25,215        Unisys Corp.* ............................            642,983
     42,686        United Technologies Corp. ................          2,697,222
     31,900        Veritas Software Corp. ...................          4,178,900
     55,505        Xerox Corp. ..............................          1,443,130
     25,700        Xilinx, Inc.* ............................          2,128,281
     42,100        Yahoo!, Inc.* ............................          7,214,888
                                                                     -----------
                                                                     375,984,614
                                                                     -----------
                CONSUMER STAPLES - 14.51%

  130,793       Abbott Laboratories ............................       4,602,279
    4,730       Alberto-Culver Co., Class B ....................         112,633
   37,218       Albertson's, Inc. ..............................       1,153,758
   11,046       Allergan, Inc. .................................         552,300
    8,060       ALZA Corp.* ....................................         302,754
    5,873       American Greetings Corp., Class A ..............         107,182
  105,595       American Home Products Corp. ...................       5,662,532
   41,393       Anheuser-Busch Cos., Inc. ......................       2,576,714
   52,303       Archer-Daniels-Midland Co. .....................         542,644
    9,771       Avery Dennison Corp. ...........................         596,642
   22,136       Avon Products, Inc. ............................         643,327
    4,312       Bard (C.R.), Inc. ..............................         166,820
    4,719       Bausch & Lomb, Inc. ............................         246,273
   24,823       Baxter International, Inc. .....................       1,556,092
   20,689       Becton Dickinson & Co. .........................         544,379
   24,733       Bestfoods ......................................       1,157,814
    9,246       Biomet, Inc. ...................................         336,323
    8,190       Block (H&R), Inc. ..............................         366,502
   33,556       Boston Scientific Corp.* .......................         715,162
  164,043       Bristol-Myers Squibb Co. .......................       9,473,483
    5,882       Brown-Forman Corp., Class B ....................         320,201
   37,053       Campbell Soup Co. ..............................       1,139,380
   23,372       Cardinal Health, Inc. ..........................       1,072,190
   56,763       Cendant Corp.* .................................       1,050,115
   20,036       Clorox Co. .....................................         651,170
  208,738       Coca-Cola Co. ..................................       9,797,640
   35,548       Coca-Cola Enterprises, Inc. ....................         766,504
   48,536       Colgate-Palmolive Co. ..........................       2,736,217
   48,841       Columbia/HCA Healthcare Corp. ..................       1,236,288
   45,326       ConAgra, Inc. ..................................         821,534
    3,334       Coors (Adolph) Co., Class B ....................         159,407


                       SEE NOTES TO FINANCIAL STATEMENTS.

LARGE COMPANY INDEX FUND

MARCH 31, 2000


    SHARES                                                                 VALUE
    ------                                                                 -----


                CONSUMER STAPLES (CONTINUED)

      6,311     Deluxe Corp. ...................................     $   167,241
     10,446     Donnelley (R.R.) & Sons Co. ....................         218,713
     13,357     Dun & Bradstreet Corp. .........................         382,344
     11,313     Ecolab, Inc. ...................................         415,046
     11,982     Equifax, Inc. ..................................         302,545
     14,084     Fortune Brands, Inc. ...........................         352,100
     25,988     General Mills, Inc. ............................         940,441
     94,989     Gillette Co. ...................................       3,579,898
      3,246     Great Atlantic & Pacific Tea Co., Inc. .........          63,297
     22,789     Guidant Corp. ..................................       1,340,278
     30,570     HEALTHSOUTH Corp.* .............................         170,046
     31,324     Heinz (H.J.) Co. ...............................       1,092,424
     12,062     Hershey Foods Corp. ............................         588,022
     14,161     Humana, Inc.* ..................................         103,552
      8,926     International Flavors & Fragrances, Inc. .......         312,968
    115,612     Johnson & Johnson Co. ..........................       8,100,066
      2,847     Jostens, Inc. ..................................          69,396
     34,796     Kellogg Co. ....................................         891,647
     49,734     Kimberly-Clark Corp. ...........................       2,785,104
     68,732     Kroger Co.* ....................................       1,207,106
     91,149     Lilly (Eli) & Co. ..............................       5,742,387
      5,974     Mallinckrodt, Inc. .............................         171,752
      8,437     Manor Care, Inc.* ..............................         113,899
     22,322     McKesson HBOC, Inc. ............................         468,762
     91,832     Medtronic, Inc. ................................       4,723,608
    195,616     Merck & Co., Inc. ..............................      12,152,644
     34,382     Nabisco Group Holdings Corp. ...................         412,584
     20,619     Paychex, Inc. ..................................       1,079,920
    129,194     PepsiCo, Inc. ..................................       4,465,268
    324,772     Pfizer, Inc. ...................................      11,874,476
     42,702     Pharmacia & Upjohn, Inc. .......................       2,530,093
    207,415     Philip Morris Cos., Inc. .......................       4,381,642
    108,949     Procter & Gamble Co. ...........................       6,128,381
     11,839     Quaker Oats Co. ................................         717,739
      9,100     Quintiles Transnational Corp.* .................         155,269
     26,753     Ralston Purina Group ...........................         732,363
     42,920     Safeway, Inc.* .................................       1,942,130
     78,402     Sara Lee Corp. .................................       1,411,236
    126,923     Schering-Plough Corp. ..........................       4,664,420
     36,466     Seagram Co., Ltd. ..............................       2,169,727
      6,822     St. Jude Medical, Inc.* ........................         176,093
     12,581     SuperValu, Inc. ................................         238,253
     29,005     Sysco Corp. ....................................       1,035,116
     26,633     Tenet Healthcare Corp.* ........................         612,559
      4,736     Tupperware Corp. ...............................          74,888
     48,499     Unilever NV, New York Shares, ADR ..............       2,334,014
     14,646     United Healthcare Corp. ........................         873,268
     12,923     UST, Inc. ......................................         201,922
     71,236     Warner-Lambert Co. .............................       6,945,510
      7,986     Watson Pharmaceuticals, Inc.* ..................         316,944
      5,600     Wellpoint Health Networks, Inc.* ...............         391,300
     12,075     Winn-Dixie Stores, Inc. ........................         234,708
     10,355     Wrigley (Wm.) Jr. Co. ..........................         795,393
                                                                     -----------
                                                                     154,516,761
                                                                     -----------


    SHARES                                                                 VALUE
    ------                                                                 -----


                FINANCE - 12.90%

     11,868     Aetna, Inc. ....................................     $   660,899
     22,000     AFLAC, Inc. ....................................       1,002,375
     69,246     Allstate Corp. .................................       1,648,920
     36,793     American Express Co. ...........................       5,479,857
     21,389     American General Corp. .........................       1,200,458
    132,312     American International Group, Inc. .............      14,488,164
     32,060     AmSouth Bancorp ................................         478,896
     23,658     AON Corp. ......................................         762,971
     66,160     Associates First Capital Corp. .................       1,418,305
    139,136     Bank of America Corp. ..........................       7,295,944
     61,514     Bank of New York Co., Inc. .....................       2,556,676
     95,936     Bank One Corp. .................................       3,297,800
     28,094     BB&T Corp. .....................................         788,388
      9,577     Bear Stearns Cos., Inc. ........................         436,951
     16,877     Capital One Financial Corp. ....................         809,041
     66,638     Chase Manhattan Corp. ..........................       5,810,001
     16,134     Chubb Corp. ....................................       1,090,053
     14,821     CIGNA Corp. ....................................       1,122,691
     14,360     Cincinnati Financial Corp. .....................         540,295
    276,620     Citigroup, Inc. ................................      16,407,024
     12,814     Comerica, Inc. .................................         536,586
     27,144     Conseco, Inc. ..................................         310,460
      9,343     Countrywide Credit Industries, Inc. ............         254,597
     82,506     Fannie Mae .....................................       4,656,432
     25,352     Fifth Third Bancorp ............................       1,597,176
     80,611     First Union Corp. ..............................       3,002,760
     79,734     Firstar Corp. ..................................       1,828,899
     76,384     FleetBoston Financial Corp. ....................       2,788,016
     21,498     Franklin Resources, Inc. .......................         718,839
     55,688     Freddie Mac ....................................       2,460,714
     13,393     Golden West Financial Corp. ....................         417,694
     19,619     Hartford Financial Services Group, Inc. ........       1,034,902
     39,209     Household International, Inc. ..................       1,462,986
     18,515     Huntington Bancshares, Inc. ....................         414,273
      9,309     Jefferson-Pilot Corp. ..........................         619,630
     36,897     KeyCorp ........................................         701,043
      9,953     Lehman Brothers Holdings, Inc. .................         965,441
     18,214     Lincoln National Corp. .........................         610,169
      9,159     Loews Corp. ....................................         457,950
     24,722     Marsh & McLennan Cos., Inc. ....................       2,727,146
      8,492     MBIA, Inc. .....................................         442,115
     68,875     MBNA Corp. .....................................       1,756,313
     41,948     Mellon Financial Corp. .........................       1,237,466
     30,210     Merrill Lynch & Co., Inc. ......................       3,172,050
      9,132     MGIC Investment Corp. ..........................         398,384
     14,297     Morgan (J.P) & Co. .............................       1,883,630
     90,974     Morgan Stanley, Dean Witter & Co. ..............       7,420,067
     49,994     National City Corp. ............................       1,031,126
     18,376     Northern Trust Corp. ...........................       1,241,529
     10,000     Old Kent Financial Corp. .......................         323,125
     12,000     Paine Webber Group, Inc. .......................         528,000
     24,583     PNC Financial Services Group ...................       1,107,771
     10,500     Price (T. Rowe) Associates, Inc. ...............         414,750
      6,586     Progressive Corp. ..............................         500,948
     12,066     Providian Financial Corp. ......................       1,045,217
     17,974     Regions Financial Corp. ........................         410,032
     11,242     Safeco Corp. ...................................         298,616


                       SEE NOTES TO FINANCIAL STATEMENTS.

LARGE COMPANY INDEX FUND

MARCH 31, 2000



    SHARES                                                                 VALUE
    ------                                                                 -----

                  FINANCE (CONTINUED)

    67,366        Schwab (Charles) Corp. .....................        $3,827,231
    13,454        SLM Holding Corp. ..........................           448,186
    13,623        SouthTrust Corp. ...........................           346,535
    20,735        St. Paul Cos., Inc. ........................           707,582
    12,934        State Street Corp. .........................         1,252,981
    14,486        Summit Bancorp .............................           380,258
    26,055        SunTrust Banks, Inc. .......................         1,504,676
    22,956        Synovus Financial Corp. ....................           433,295
    11,351        Torchmark Corp. ............................           262,492
    62,473        U.S. Bancorp ...............................         1,366,597
    11,540        Union Planters Corp. .......................           355,576
    21,556        UnumProvident Corp. ........................           366,452
    16,813        Wachovia Corp. .............................         1,135,928
    48,139        Washington Mutual Savings Bank .............         1,275,684
   137,148        Wells Fargo & Co. ..........................         5,614,496
                                                                     -----------
                                                                     137,350,530
                                                                     -----------

                CONSUMER CYCLICAL - 12.15%

    11,932      AMR Corp.* .....................................         380,332
    11,697      AutoZone, Inc.* ................................         324,592
    15,300      Bed, Bath & Beyond Inc.* .......................         602,437
    17,500      Best Buy Co., Inc.* ............................       1,505,000
     8,265      Brunswick Corp. ................................         156,518
    50,986      Carnival Corp. .................................       1,265,090
    62,000      CBS Corp.* .....................................       3,510,750
     5,035      Centex Corp. ...................................         119,896
    18,600      Circuit City Stores-Circuit City Group .........       1,132,275
    27,841      Clear Channel Communications, Inc.* ............       1,922,769
    79,322      Comcast Corp., Class A .........................       3,440,592
     8,932      Consolidated Stores Corp.* .....................         101,601
     6,387      Cooper Tire & Rubber Co. .......................          80,237
    37,040      Costco Wholesale Corp.* ........................       1,946,915
    33,351      CVS Corp. ......................................       1,252,747
    14,248      Dana Corp. .....................................         401,615
    10,939      Darden Restaurants, Inc. .......................         194,851
    47,741      Delphi Automotive Systems Corp. ................         763,856
    10,732      Delta Air Lines, Inc. ..........................         571,479
     8,931      Dillards, Inc., Class A ........................         146,803
   173,595      Disney (Walt) Co. ..............................       7,182,493
    23,317      Dollar General Corp. ...........................         626,644
     7,573      Dow Jones & Co., Inc. ..........................         543,836
    18,118      Federated Department Stores, Inc.* .............         756,426
   104,674      Ford Motor Co. .................................       4,808,462
    23,514      Gannett Co., Inc. ..............................       1,654,798
    72,706      Gap, Inc. ......................................       3,621,668
    53,994      General Motors Corp. ...........................       4,471,378
    15,109      Genuine Parts Co. ..............................         360,727
    13,409      Goodyear Tire & Rubber Co. .....................         312,597
     7,581      Grainger (W.W.), Inc. ..........................         411,269
     6,274      Harcourt General, Inc. .........................         233,706
    12,400      Harley-Davidson, Inc. ..........................         984,250
    10,610      Harrah's Entertainment, Inc. ...................         196,948
    15,318      Hasbro, Inc. ...................................         252,747
    30,623      Hilton Hotels Corp. ............................         237,328
   189,687      Home Depot, Inc. ...............................      12,234,811
    12,380      Ikon Office Solutions, Inc. ....................          76,601
    23,516      Interpublic Group of Cos., Inc. ................       1,111,131


    SHARES                                                                 VALUE
    ------                                                                 -----


                 CONSUMER CYCLICAL (CONTINUED)

      3,998      Kaufman & Broad Home Corp. ...................      $    85,707
     40,350      Kmart Corp.* .................................          390,891
      7,112      Knight-Ridder, Inc. ..........................          362,267
     14,125      Kohl's Corp.* ................................        1,447,812
     16,200      Leggett & Platt, Inc. ........................          348,300
     18,904      Limited, Inc. ................................          796,331
      4,943      Liz Claiborne, Inc. ..........................          226,451
      3,345      Longs Drug Stores, Inc. ......................           76,099
     33,631      Lowe's Cos., Inc. ............................        1,963,210
     20,667      Marriott International, Inc., Class A ........          651,010
     35,041      Mattel, Inc. .................................          365,740
     27,952      May Department Stores Co. ....................          796,632
      7,461      Maytag Corp. .................................          247,146
    115,753      McDonald's Corp. .............................        4,347,972
     16,575      McGraw-Hill Cos., Inc. .......................          754,162
     49,691      MediaOne Group, Inc.* ........................        4,024,971
      4,312      Meredith Corp. ...............................          119,388
     16,111      Mirage Resorts, Inc.* ........................          312,151
      5,360      Navistar International Corp.* ................          215,070
     14,114      New York Times Co., Class A ..................          606,020
     23,063      Newell Rubbermaid, Inc. ......................          572,251
     22,715      NIKE, Inc., Class B ..........................          900,082
     11,472      Nordstrom, Inc. ..............................          338,424
     26,900      Office Depot, Inc.* ..........................          311,031
     14,366      Omnicom Group, Inc. ..........................        1,342,323
      6,607      Paccar, Inc. .................................          330,350
     21,909      Penny (J.C.) Co., Inc. .......................          325,896
      3,758      Pulte Corp. ..................................           78,448
      4,633      Reebok International, Ltd.* ..................           42,855
     21,232      Rite Aid Corp. ...............................          116,776
      2,646      Russell Corp. ................................           37,871
     10,339      Sabre Group Holdings Corp. ...................          381,897
     31,903      Sears, Roebuck & Co. .........................          985,005
     41,728      Southwest Airlines Co. .......................          868,464
      1,573      Springs Industries, Inc. .....................           59,774
     40,334      Staples, Inc.* ...............................          806,680
     17,396      Tandy Corp. ..................................          882,847
     38,940      Target Corp. .................................        2,910,765
     99,249      Time Warner, Inc. ............................        9,924,900
      4,925      Times Mirror Co., Class A ....................          457,717
     28,171      TJX Cos., Inc. ...............................          625,044
     20,202      Toys 'R' Us, Inc.* ...........................          299,242
     19,834      Tribune Co. ..................................          725,181
     13,497      Tricon Global Restaurants, Inc.* .............          419,251
     10,372      TRW, Inc. ....................................          606,762
      5,740      U.S. Airways Group, Inc.* ....................          159,644
      9,774      VF Corp. .....................................          235,187
     57,457      Viacom Inc., Class B* ........................        3,030,857
     82,335      Walgreen Co. .................................        2,120,126
    373,168      Wal-Mart Stores, Inc. ........................       20,710,824
      9,986      Wendy's International, Inc. ..................          201,592
      6,297      Whirlpool Corp. ..............................          369,162
      5,500      Young & Rubicam, Inc. ........................          258,500
                                                                     -----------
                                                                     129,471,233
                                                                     -----------


                       SEE NOTES TO FINANCIAL STATEMENTS.

LARGE COMPANY INDEX FUND

MARCH 31, 2000



    SHARES                                                                 VALUE
    ------                                                                 -----


                UTILITIES - 7.94%

    18,212      AES Corp.* .....................................      $1,434,195
    26,186      ALLTEL Corp. ...................................       1,651,355
    11,441      Ameren Corp. ...................................         353,956
    16,259      American Electric Power Co., Inc. ..............         484,721
   259,439      American Telephone & Telegraph Corp. ...........      14,593,444
   128,339      Bell Atlantic Corp. ............................       7,844,721
   156,919      BellSouth Corp. ................................       7,375,193
    13,503      Carolina Power & Light Co. .....................         438,004
    17,935      Central & South West Corp. .....................         306,016
    11,570      CenturyTel, Inc. ...............................         429,536
    13,514      Cinergy Corp. ..................................         290,551
     9,550      CMS Energy Corp. ...............................         173,094
    18,521      Consolidated Edison, Inc. ......................         537,109
    13,092      Constellation Energy Group, Inc. ...............         417,308
    20,469      Dominion Resources, Inc. .......................         786,777
    12,078      DTE Energy Co. .................................         350,262
    30,817      Duke Energy Corp. ..............................       1,617,893
     2,281      Eastern Enterprises ............................         136,575
    29,193      Edison International ...........................         483,509
    19,975      Entergy Corp. ..................................         403,245
    19,841      FirstEnergy Corp. ..............................         409,221
     8,200      Florida Progress Corp. .........................         376,175
    15,422      FPL Group, Inc. ................................         710,376
    10,413      GPU, Inc. ......................................         285,056
    79,311      GTE Corp. ......................................       5,631,081
   238,895      MCI WorldCom, Inc.* ............................      10,824,930
     9,852      New Century Energies, Inc. .....................         296,176
    15,843      Niagara Mohawk Holdings, Inc.* .................         213,881
     4,000      NICOR, Inc. ....................................         131,750
    13,390      Northern States Power Co. ......................         266,126
     2,626      Oneok, Inc. ....................................          65,650
    15,481      PECO Energy Co. ................................         570,862
     2,943      Peoples Energy Corp. ...........................          80,749
    32,398      PG & E Corp. ...................................         680,358
     7,150      Pinnacle West Capital Corp. ....................         201,541
    12,197      PPL Corp. ......................................         255,375
    18,490      Public Service Enterprise Group, Inc. ..........         547,766
    25,127      Reliant Energy, Inc. ...........................         588,914
   282,281      SBC Communications, Inc. .......................      11,855,802
    16,940      Sempra Energy ..................................         283,745
    56,155      Southern Co. ...................................       1,221,371
    73,742      Sprint Corp. ...................................       4,645,746
    23,121      Texas Utilities Co. ............................         686,405
    41,375      U.S. West, Inc. ................................       3,004,859
    18,267      Unicom Corp. ...................................         666,746
                                                                     -----------
                                                                      84,608,125
                                                                     -----------

                INDUSTRIAL - 7.80%

   15,400       Allied Waste Industries, Inc.* .................         101,063
    3,349       Armstrong World Industries, Inc. ...............          59,863
    2,615       Ball Corp. .....................................          90,381
    4,598       Bemis Co., Inc. ................................         169,551
    7,241       Black & Decker Corp. ...........................         271,990
    2,002       Briggs & Stratton Corp. ........................          82,332
   38,257       Burlington Northern Santa Fe Corp. .............         846,436
   30,607       Caterpillar, Inc. ..............................       1,207,064


    SHARES                                                                 VALUE
    ------                                                                 -----

                INDUSTRIAL (CONTINUED)

      8,096      Cooper Industries, Inc. ......................      $   283,360
      5,563      Crane Co. ....................................          131,078
     10,692      Crown Cork & Seal Co., Inc. ..................          171,072
     18,251      CSX Corp. ....................................          428,899
      3,371      Cummins Engine Co., Inc. .....................          126,623
     12,729      Danaher Corp. ................................          649,179
     20,551      Deere & Co. ..................................          780,938
     17,289      Dover Corp. ..................................          827,711
     26,787      Eastman Kodak Co. ............................        1,454,869
      6,189      Eaton Corp. ..................................          482,742
     39,434      Emerson Electric Co. .........................        2,085,073
     24,544      FedEx Corp.* .................................          957,216
      6,410      Fluor Corp. ..................................          198,710
      2,640      FMC Corp. ....................................          149,160
    265,230      General Electric Co. .........................       41,160,381
     69,166      Honeywell International, Inc. ................        3,644,184
     25,377      Illinois Tool Works, Inc. ....................        1,402,079
     14,445      Ingersoll-Rand Co. ...........................          639,191
      7,721      ITT Industries, Inc. .........................          239,834
      7,039      Johnson Controls, Inc. .......................          380,546
      8,914      Kansas City Southern Industries, Inc. ........          766,047
     37,500      Masco Corp. ..................................          768,750
      5,100      McDermott International, Inc. ................           46,856
      3,100      Milacron, Inc. ...............................           44,756
      3,771      Millipore Corp. ..............................          212,826
     33,890      Minnesota Mining & Manufacturing Co. .........        3,001,383
     15,200      Molex, Inc. ..................................          893,000
        700      NACCO Industries, Inc., Class A ..............           33,556
      3,475      National Service Industries, Inc. ............           73,192
     32,198      Norfolk Southern Corp. .......................          462,846
      4,507      Owens Corning, Inc. ..........................           87,323
     12,814      Owens-Illinois, Inc.* ........................          216,236
     13,976      Pactiv Corp.* ................................          122,290
     10,289      Pall Corp. ...................................          230,859
      9,422      Parker-Hannifin Corp. ........................          389,246
     16,940      PE Corp. - PE Biosystems Group ...............        1,634,710
      3,888      PerkinElmer, Inc. ............................          258,552
      3,762      Polaroid Corp. ...............................           89,348
     15,208      PPG Industries, Inc. .........................          795,569
     16,057      Rockwell International Corp. .................          671,383
      5,372      Ryder Systems, Inc. ..........................          121,877
      7,431      Sealed Air Corp.* ............................          403,596
      5,039      Snap-On, Inc. ................................          131,959
     46,524      Solectron Corp.* .............................        1,863,868
      7,752      Stanley Works ................................          204,459
      3,583      Tektronix, Inc. ..............................          200,648
     12,832      Textron, Inc. ................................          781,148
     13,228      Thermo Electron Corp.* .......................          269,521
      4,712      Thomas & Betts Corp. .........................          133,114
      5,250      Timken Co. ...................................           85,313
    141,172      Tyco International, Ltd. .....................        7,040,954
     20,469      Union Pacific Corp. ..........................          800,850
      8,500      Vulcan Materials Co., Inc. ...................          389,406
     50,608      Waste Management, Inc. .......................          692,697
      7,557      Worthington Industries, Inc. .................           93,518
                                                                     -----------
                                                                      83,033,181
                                                                     -----------



                       SEE NOTES TO FINANCIAL STATEMENTS.

LARGE COMPANY INDEX FUND

MARCH 31, 2000


    SHARES                                                                 VALUE
    ------                                                                 -----


                ENERGY - 6.10%

      7,956      Amerada Hess Corp. ...........................      $   514,156
     11,275      Anadarko Petroleum Corp. .....................          436,202
      9,886      Apache Corp. .................................          491,828
     26,579      Atlantic Richfield Co. .......................        2,259,215
     26,581      Baker Hughes, Inc. ...........................          804,075
     19,008      Burlington Resources, Inc. ...................          703,296
     56,882      Chevron Corp. ................................        5,258,030
     18,435      Coastal Corp. ................................          848,010
      6,830      Columbia Energy Group ........................          404,677
     56,900      Conoco, Inc., Class B ........................        1,458,062
     19,400      El Paso Energy Corp. .........................          783,275
     56,390      Enron Corp. ..................................        4,222,201
    281,847      Exxon Mobil Corp. ............................       21,931,220
     37,224      Halliburton Co. ..............................        1,526,184
      8,147      Kerr-McGee Corp. .............................          470,489
     31,869      Occidental Petroleum Corp. ...................          661,282
     21,714      Phillips Petroleum Co. .......................        1,004,272
      7,519      Rowan Cos., Inc.* ............................          221,341
    181,074      Royal Dutch Petroleum Co., ADR ...............       10,423,072
     43,953      Schlumberger, Ltd. ...........................        3,362,405
      7,780      Sunoco, Inc. .................................          212,978
     46,918      Texaco, Inc. .................................        2,515,978
     12,700      Tosco Corp. ..................................          386,556
     17,135      Transocean Sedco Forex, Inc. .................          879,240
     22,692      Union Pacific Resources Group, Inc. ..........          329,034
     20,956      Unocal Corp. .................................          623,441
     27,509      USX-Marathon Group, Inc. .....................          716,953
     35,981      Williams Cos., Inc. ..........................        1,580,915
                                                                     -----------
                                                                      65,028,387
                                                                     -----------

                BASIC MATERIALS - 2.14%

   19,415        Air Products & Chemicals, Inc. ...............          552,114
   18,498        Alcan Aluminum, Ltd. .........................          626,620
   30,630        Alcoa, Inc. ..................................        2,151,757
    8,291        Allegheny Technologies, Inc. .................          166,338
    1,476        Arch Coal, Inc. ..............................           10,333
    6,098        Ashland, Inc. ................................          203,902


    SHARES                                                                 VALUE
    ------                                                                 -----

                BASIC MATERIALS (CONTINUED)

        32,882   Barrick Gold Corp. ...........................   $      515,836
        11,025   Bethlehem Steel Corp.* .......................           66,150
         4,729   Boise Cascade Corp. ..........................          164,333
         8,181   Champion International Corp. .................          435,638
        19,580   Dow Chemical Co. .............................        2,232,120
        88,525   du Pont (E.I.) deNemours & Co. ...............        4,680,759
         6,723   Eastman Chemical Co. .........................          305,897
        10,763   Engelhard Corp. ..............................          162,790
        18,370   Fort James Corp. .............................          404,140
        13,463   Freeport-McMoran Copper & Gold, Inc., Class B*          162,397
        14,612   Georgia-Pacific Group ........................          578,087
         6,200   Grace (W.R.) & Co.* ..........................           78,662
         5,025   Great Lakes Chemical Corp. ...................          170,850
         9,398   Hercules, Inc. ...............................          151,543
        21,148   Homestake Mining Co. .........................          126,888
        16,645   Inco, Ltd. ...................................          304,812
        36,265   International Paper Co. ......................        1,550,329
         8,639   Louisiana-Pacific Corp. ......................          119,866
         8,712   Mead Corp. ...................................          304,375
        14,066   Newmont Mining Corp. .........................          315,606
         7,349   Nucor Corp. ..................................          367,450
         6,869   Phelps Dodge Corp. ...........................          326,277
        26,985   Placer Dome, Inc. ............................          219,253
         2,525   Potlatch Corp. ...............................          108,575
        13,813   Praxair, Inc. ................................          574,966
         5,358   Reynolds Metals Co. ..........................          358,316
        19,177   Rohm & Haas Co. ..............................          855,774
        13,681   Sherwin-Williams Co. .........................          300,127
         8,709   Sigma Aldrich Corp. ..........................          234,054
         4,731   Temple-Inland, Inc. ..........................          235,663
        11,713   Union Carbide Corp. ..........................          683,014
         7,849   USX-U.S. Steel Group, Inc. ...................          196,225
         8,701   Westvaco Corp. ...............................          290,396
        20,493   Weyerhaeuser Co. .............................        1,168,101
         9,338   Willamette Industries, Inc. ..................          374,687
                                                                  --------------
                                                                      22,835,020
                                                                  --------------
                 TOTAL COMMON STOCKS ..........................    1,052,827,851
                                                                  --------------
                 (Cost $597,794,984)





                       SEE NOTES TO FINANCIAL STATEMENTS.

LARGE COMPANY INDEX FUND

MARCH 31, 2000


 PAR VALUE                                                VALUE
 ---------                                                -----


U.S. GOVERNMENT OBLIGATIONS (A) - 0.23%

                U.S. TREASURY BILLS (B) - 0.23%

                United States Treasury
 $  500,000     4.74%, 05/25/00..................  $     496,445
  2,000,000     4.88%, 06/22/00..................      1,974,700
                                                   -------------
                                                       2,471,145
                                                   -------------
                TOTAL U.S. GOVERNMENT OBLIGATIONS      2,471,145
                                                   -------------
                (Cost $2,474,237)

REPURCHASE AGREEMENT - 1.85%

 19,669,000     Repurchase Agreement with:
                State Street Bank
                6.05%, Due 04/03/2000, dated 03/31/2000
                Repurchase Price $19,678,916
                (Collateralized by U.S. Treasury Bill
                Due 4/20/2000; Total Par $20,140,000
                Market Value $20,064,475)........     19,669,000
                                                   -------------

                TOTAL REPURCHASE AGREEMENT ......     19,669,000
                                                   -------------
                (Cost $19,669,000)

TOTAL INVESTMENTS - 100.92%......................  1,074,967,996
                                                   -------------
(Cost $619,938,221)

NET OTHER ASSETS AND LIABILITIES - (0.92)%.......     (9,838,629)
                                                  --------------
NET ASSETS - 100.00%............................. $1,065,129,367
                                                  ==============

- -------------------------------------------
*    Non-income producing security.
ADR  American Depositary Receipt.
(A)  Discount yield at time of purchase.
(B)  Securities have been deposited as initial margin on open futures contracts.

At March 31, 2000, the Fund's open futures contracts were as follows:

 Number of    Contract      Expiration   Opening       Current
 Contracts      Type           Date     Position    Market Value
 ---------     ------         ------    --------    ------------
    34         S&P 500        Jun-00   $12,491,628   $12,880,050
                                       ===========   ===========



                       SEE NOTES TO FINANCIAL STATEMENTS.

SMALL COMPANY INDEX FUND

PORTFOLIO OF INVESTMENTS
MARCH 31, 2000


    SHARES                                                                 VALUE
    ------                                                                 -----


   COMMON STOCKS - 97.01%

                TECHNOLOGY - 29.50%

    18,600      AAR Corp. ......................................      $  310,388
    15,000      Actel Corp.* ...................................         535,313
    23,200      Adaptive Broadband Corp.* ......................       1,241,200
    38,700      Advanced Tissue Sciences, Inc.* ................         261,225
    18,900      Allen Telecom, Inc.* ...........................         301,219
     6,400      Alliant Techsystems, Inc.* .....................         376,800
    13,600      Alpha Industries, Inc.* ........................       1,292,000
    28,000      American Management Systems, Inc.* .............       1,226,750
    12,800      American Xtal Technology, Inc.* ................         414,400
    15,500      Analysts International Corp. ...................         153,063
    24,700      Anixter International, Inc.* ...................         688,513
    14,200      Apex, Inc.* ....................................         527,175
    19,210      Applied Materials, Inc.* .......................       1,810,580
    33,300      Aspect Communications Corp.* ...................       1,234,181
    17,300      Aspen Technology, Inc.* ........................         698,488
    18,800      Auspex Systems, Inc. ...........................         206,800
    16,300      Avid Technology, Inc.* .........................         291,363
     9,600      BARRA, Inc.* ...................................         325,200
    17,000      BE Aerospace, Inc.* ............................          99,875
    36,200      Bio-Technology General Corp.* ..................         561,100
    18,900      BISYS Group, Inc.* .............................       1,256,850
    13,400      Black Box Corp.* ...............................         927,741
    38,100      Burr-Brown Corp.* ..............................       2,071,688
    21,900      C-COR.net Corp.* ...............................       1,073,100
     4,100      Centigram Communications Corp.* ................          77,900
    23,000      Cerner Corp.* ..................................         621,000
    20,200      ChoicePoint, Inc.* .............................         754,975
    40,500      CIBER, Inc.* ...................................         830,250
    34,800      Commscope, Inc.* ...............................       1,587,750
    14,300      Computer Task Group, Inc. ......................         157,300
     9,800      Concord Communications, Inc.* ..................         348,513
    13,150      Cybex Computer Products Corp.* .................         494,769
    39,500      Dallas Semiconductor Corp. .....................       1,387,438
    26,800      Dendrite International, Inc.* ..................         561,125
    10,300      Digi International, Inc.* ......................          95,275
    47,700      Digital Microwave Corp.* .......................       1,615,838
    13,600      Electroglas, Inc.* .............................         465,800
    29,400      eLoyalty Corp.* ................................         701,925
    17,200      Enzo Biochem, Inc. .............................       1,212,600
    27,900      Epicor Software Corp.* .........................         237,150
    15,600      Exabyte Corp.* .................................         116,025
    21,600      FactSet Research Systems, Inc. .................         584,550
     9,600      Fair, Isaac and Co., Inc. ......................         373,200
    22,200      FileNET Corp.* .................................         660,450
    28,600      GenCorp, Inc. ..................................         221,650
    34,600      General Communication, Inc., Class A* ..........         185,975
    25,200      General Semiconductor, Inc.* ...................         434,700
    10,700      Great Plains Software, Inc.* ...................         571,113
    26,500      Harbinger Corp.* ...............................         771,813
    27,700      Henry (Jack) & Associates, Inc. ................       1,021,438
    16,800      HNC Software, Inc.* ............................       1,210,650
    16,900      Hutchinson Technology, Inc.* ...................         297,863
    21,900      Hyperion Solutions Corp.* ......................         711,750



    SHARES                                                                 VALUE
    ------                                                                 -----

                TECHNOLOGY (CONTINUED)

    29,000      IDEC Pharmaceuticals Corp.* ....................      $2,849,250
    31,300      InaCom Corp.* ..................................          86,075
    19,500      INCYTE Pharmaceuticals, Inc.* ..................       1,696,500
    19,300      Information Resources, Inc.* ...................         154,400
    41,800      International Rectifier Corp.* .................       1,593,625
    17,700      Inter-Tel, Inc. ................................         484,538
    22,000      InterVoice-Brite, Inc.* ........................         635,250
    15,900      Kaman Corp., Class A ...........................         155,025
    37,400      Komag, Inc.* ...................................         142,003
     8,600      Kronos, Inc.* ..................................         254,775
    32,800      Lattice Semiconductor Corp.* ...................       2,220,150
    26,800      Liposome Co., Inc.* ............................         468,163
    98,300      MarchFirst, Inc.* ..............................       3,508,081
    14,500      Mercury Computer Systems, Inc.* ................         708,688
    52,500      Mercury Interactive Corp.* .....................       4,160,625
    14,000      MicroAge, Inc.* ................................          32,813
    11,400      MICROS Systems, Inc.* ..........................         717,488
    26,000      Midway Games, Inc.* ............................         344,500
    21,900      National Computer Systems, Inc. ................       1,111,425
    22,500      National Data Corp. ............................         585,000
    34,200      National Instruments Corp.* ....................       1,605,263
    14,700      Network Equipment Technologies, Inc.* ..........         147,000
    25,600      Orbital Sciences Corp.* ........................         384,000
    20,900      Organogenesis, Inc.* ...........................         252,106
    49,300      P-COM, Inc.* ...................................         912,050
    16,400      Photronics, Inc.* ..............................         579,125
    27,700      PictureTel Corp.* ..............................         242,375
    33,200      Pinnacle Systems, Inc.* ........................       1,103,900
    18,600      Pioneer Standard Electronics, Inc. .............         292,950
    11,100      Plantronics Inc.* ..............................       1,034,381
    13,800      Powerwave Technologies, Inc.* ..................       1,725,000
    23,900      Progress Software Corp.* .......................         560,156
    14,800      Project Software & Development, Inc.* ..........         836,200
    12,800      Protein Design Labs, Inc.* .....................       1,017,600
     8,000      Proxim, Inc.* ..................................         957,500
     9,300      QRS Corp.* .....................................         699,825
    11,200      RadiSys Corp.* .................................         673,400
    34,100      Read-Rite Corp.* ...............................         159,844
    21,400      Regeneron Pharmaceuticals, Inc.* ...............         632,638
    19,900      Remedy Corp.* ..................................         838,288
    26,400      RSA Security, Inc.* ............................       1,367,850
    52,100      S3, Inc.* ......................................       1,094,100
    19,600      SAGA SYSTEMS, Inc.* ............................         700,700
    12,100      SEI Investments Co. ............................       1,372,594
    22,800      Silicon Valley Group, Inc.* ....................         627,000
    10,300      SymmetriCom, Inc. * ............................         108,794
    44,300      TALK.com, Inc.* ................................         708,800
    18,500      Teledyne Technologies, Inc.* ...................         321,438
    11,100      Telxon Corp. ...................................         194,944
    12,600      THQ, Inc.* .....................................         225,225
     8,300      Three-Five Systems, Inc.* ......................         498,000
    14,600      Ultratech Stepper, Inc.* .......................         208,050
    21,300      Verity, Inc.* ..................................         867,975
    20,300      Xircom, Inc.* ..................................         751,100
    10,500      ZixIt Corp.* ...................................         764,531
                                                                      ----------
                                                                      82,568,873
                                                                      ----------


                       SEE NOTES TO FINANCIAL STATEMENTS.

SMALL COMPANY INDEX FUND

MARCH 31, 2000


    SHARES                                                                 VALUE
    ------                                                                 -----

                INDUSTRIAL 18.86%

     6,100     Amcast Industrial Corp. ..........................     $   56,044
    22,000     American Freightways Corp.* ......................        328,625
     8,800     Analogic Corp. ...................................        324,500
    19,000     Apogee Enterprises, Inc. .........................         75,406
    14,200     Applied Industrial Technologies, Inc. ............        227,200
    26,700     Applied Power, Inc., Class A .....................        760,950
    25,000     AptarGroup, Inc. .................................        667,188
    13,500     Arkansas Best Corp.* .............................        141,750
    25,500     Artesyn Technologies, Inc.* ......................        482,906
    13,100     Astec Industries, Inc.* ..........................        347,969
    14,700     Audiovox Corp.* ..................................        641,288
    24,600     Baldor Electric Co. ..............................        444,338
    13,000     Barnes Group, Inc. ...............................        188,500
    16,700     Belden, Inc. .....................................        459,250
    11,100     Benchmark Electronics, Inc.* .....................        410,700
    18,700     BMC Industries, Inc. .............................        106,356
    15,500     Brady Corp., Class A .............................        483,406
     4,800     Butler Manufacturing Co. .........................        117,300
     8,900     C&D Technologies, Inc. ...........................        525,100
    19,300     Cable Design Technologies Corp.* .................        654,994
     9,600     Castle (A.M.) & Co. ..............................        120,000
    27,800     C-Cube Microsystems, Inc.* .......................      2,024,188
    20,700     Checkpoint Systems, Inc.* ........................        173,363
    16,400     Clarcor, Inc. ....................................        291,100
    28,400     Cognex Corp.* ....................................      1,638,325
    17,000     Coherent, Inc.* ..................................        884,000
    13,600     Cohu, Inc. .......................................        566,950
     9,900     Commercial Metals Co. ............................        273,488
    11,600     Cross (A.T.) Co., Class A* .......................         68,150
    18,800     CTS Corp. ........................................      1,071,600
    11,200     CUNO, Inc.* ......................................        303,800
    15,100     Dionex Corp.* ....................................        497,356
    26,400     Dycom Industries, Inc.* ..........................      1,287,000
    19,700     EGL, Inc.* .......................................        460,488
    13,400     Elcor Corp. ......................................        462,300
    18,100     Electro Scientific Industries, Inc.* .............      1,049,800
    11,900     Esterline Technologies Corp.* ....................        154,700
    34,500     Expeditors International of Washington, Inc. .....      1,371,375
    12,700     Florida Rock Industries ..........................        355,600
    10,100     Flow International Corp.* ........................        118,675
    27,900     Foster Wheeler Corp. .............................        188,325
    25,100     Fritz Cos., Inc.* ................................        254,138
    11,200     Frozen Food Express Industries, Inc. .............         37,800
    10,300     Gardner Denver, Inc.* ............................        193,769
    50,200     Gentex Corp.* ....................................      1,860,538
    15,200     Gerber Scientific, Inc. ..........................        293,550
    14,000     Graco, Inc. ......................................        406,000
    20,400     Griffon Corp.* ...................................        159,375
     9,300     Hadco Corp.* .....................................        601,013
     7,800     Harmon Industries, Inc. ..........................        141,375
    20,500     Heartland Express, Inc.* .........................        287,961
    15,300     Helix Technology Corp. ...........................        918,956
     9,000     Hilb, Rogal & Hamilton Co. .......................        245,813
    20,300     IDEX Corp. .......................................        553,175
    11,300     IMCO Recycling, Inc. .............................        125,006
    10,100     Innovex, Inc. ....................................         98,791
    17,200     Insituform Technologies, Inc., Class A* ..........        526,750




    SHARES                                                                 VALUE
    ------                                                                 -----

               INDUSTRIAL (CONTINUED)

     5,800       Insteel Industries, Inc. .....................       $   32,625
     8,800       Intermagnetics General Corp.* ................          149,600
    17,400       Intermet Corp. ...............................          158,775
    11,100       Ionics, Inc.* ................................          283,744
    10,200       Itron, Inc.* .................................           70,763
    30,400       JLG Industries, Inc. .........................          277,400
    17,400       Justin Industries, Inc. ......................          313,200
    29,700       KEMET Corp.* .................................        1,878,525
    19,300       Kent Electronics Corp.* ......................          563,319
    16,800       Kirby Corp.* .................................          331,800
    16,200       Kulicke & Soffa Industries, Inc.* . ..........        1,037,813
     6,500       Landstar System, Inc.* .......................          355,875
     7,100       Lawson Products, Inc. ........................          169,069
    39,200       Lennox International, Inc. ...................          343,000
     8,500       Lindsay Manufacturing Co. ....................          145,563
    10,700       Lydall, Inc.* ................................           93,625
     8,400       M.S. Carriers, Inc.* .........................          197,400
    17,800       Manitowoc Co., Inc. ..........................          481,713
    30,500       MascoTech, Inc. ..............................          358,375
    24,600       Methode Electronics, Inc., Class A ...........        1,242,300
    28,200       Micrel, Inc.* ................................        2,707,200
    35,800       Morrison Knudsen Corp.* ......................          264,025
    23,900       Mueller Industries, Inc.* ....................          725,963
    13,700       Myers Industries, Inc. .......................          164,400
    14,400       Offshore Logistics, Inc.* ....................          199,800
     7,200       Park Electrochemical Corp. ...................          176,400
    32,000       Paxar Corp.* .................................          308,000
     9,800       Quanex Corp. .................................          176,400
    14,400       Regal Beloit Corp. ...........................          252,000
     8,100       Republic Group, Inc. .........................           87,075
     7,500       Robbins & Myers, Inc. ........................          177,188
    38,800       Rollins Truck Leasing Corp. ..................          327,375
    20,700       Roper Industries, Inc. .......................          702,506
    12,200       Scott Technologies, Inc.* ....................          230,275
     8,200       Simpson Manufacturing Co., Inc.* .............          323,900
    24,500       SLI, Inc. ....................................          416,500
    16,000       Smith (A.O.) Corp. ...........................          288,000
    13,100       Specialty Equipment Cos., Inc.* ..............          271,825
    20,200       Speedfam-IPEC, Inc.* .........................          401,475
     8,600       SPS Technologies, Inc.* ......................          262,300
    10,700       Standard Microsystems Corp.* .................          155,819
     8,700       Standex International Corp. ..................          134,850
     8,900       Stone & Webster, Inc. ........................          129,050
    18,400       Sturm Ruger & Co., Inc. ......................          161,000
    11,100       Technitrol, Inc. .............................          646,575
    26,300       TetraTech, Inc.* .............................          624,625
    14,400       Texas Industries, Inc. .......................          448,200
    10,800       Thomas Industries, Inc. ......................          202,500
    25,500       Tredegar Corp. ...............................          686,906
    15,400       Trimble Navigator, Ltd.* .....................          396,550
    13,900       Universal Forest Products, Inc. ..............          172,013
    10,900       URS Corp.* ...................................          143,063
    18,100       USFreightways Corp. ..........................          677,619
    23,600       Valence Technology, Inc.* ....................          556,075
    16,100       Valmont Industries, Inc. .....................          277,725
    28,200       Vicor Corp.* .................................          507,600
    18,100       Watts Industries Inc., Class A ...............          223,988


                       SEE NOTES TO FINANCIAL STATEMENTS.

SMALL COMPANY INDEX FUND

MARCH 31, 2000


    SHARES                                                                 VALUE
    ------                                                                 -----


                INDUSTRIAL (CONTINUED)

    32,500       Werner Enterprises, Inc. .....................       $  552,500
     8,700       Wolverine Tube, Inc.* ........................          111,469
    14,500       X-Rite, Inc. .................................          146,813
    17,000       Yellow Corp.* ................................          313,438
    21,400       Zebra Technologies Corp., Class A* ...........        1,070,000
                                                                      ----------
                                                                      52,793,832
                                                                      ----------

                CONSUMER STAPLES - 14.94%

   13,600       Aaron Rents, Inc. ..............................         204,850
   15,300       ABM Industries, Inc. ...........................         359,550
   14,100       ADAC Laboratories* .............................         193,875
   14,700       Advance Paradigm, Inc.* ........................         174,562
    7,000       Agribrands International, Inc.* ................         275,187
   32,100       Alliance Pharmaceutical Corp.* .................         479,494
   20,200       Alpharma, Inc., Class A ........................         742,350
   12,500       American Italian Pasta Co., Class A* ...........         307,812
   15,700       Barr Laboratories, Inc.* .......................         659,400
   13,400       Beringer Wine Estates Holdings, Inc.* ..........         480,725
   26,400       Billing Concepts Corp.* ........................         185,625
   23,100       Bindley Western Industries .....................         313,294
   15,700       Biomatrix, Inc.* ...............................         400,350
   25,300       Bowne & Co., Inc. ..............................         325,737
   12,400       Canandaigua Brands, Inc., Class A* .............         632,400
   13,000       CDI Corp.* .....................................         247,000
   25,200       Central Parking Corp. ..........................         504,000
   22,200       Cephalon, Inc.* ................................         832,500
    7,100       Chemed Corp. ...................................         213,000
   45,100       Chiquita Brands International, Inc. ............         214,225
    6,000       Coca-Cola Bottling Co. .........................         317,625
   10,500       CONMED Corp.* ..................................         263,156
    9,700       Consolidated Graphics, Inc. * ..................         124,281
    9,600       Cooper Cos., Inc. ..............................         309,000
   17,200       Cor Therapeutics, Inc.* ........................       1,133,856
   25,500       Corn Products International, Inc. ..............         613,594
   40,500       Coventry Health Care, Inc.* ....................         344,250
    6,200       CPI Corp. ......................................         144,537
    6,900       Curative Health Services, Inc.* ................          41,400
   17,000       Cygnus, Inc.* ..................................         246,500
   10,300       Datascope Corp. ................................         327,025
   13,100       DBT Online, Inc.* ..............................         243,169
   26,500       Delta & Pine Land Co. ..........................         523,375
    9,400       Diagnostic Products Corp. ......................         229,712
   30,400       DiMon, Inc. ....................................          72,200
   30,300       Dura Pharmaceuticals, Inc.* ....................         373,069
   29,000       Earthgrains Co. ................................         431,375
    9,900       F.Y.I., Inc.* ..................................         268,537
   26,600       Fleming Cos ....................................         400,662
   21,900       Fossil, Inc.* ..................................         513,281
   13,800       Franklin Covey Co.* ............................         100,050
   13,100       Hanger Orthopedic Group, Inc.* .................          69,594
   20,700       Harland (John H.) Co. ..........................         279,450
   10,500       Hologic, Inc.* .................................          83,344
   22,100       Hooper Holmes, Inc. ............................         758,306
   25,000       IDEXX Laboratories, Inc.* ......................         582,812
   17,800       Immune Response Corp.* .........................         204,700
    7,900       Insurance Auto Auctions, Inc.* .................         133,312




    SHARES                                                                 VALUE
    ------                                                                 -----

                CONSUMER STAPLES CONTINUED)

    43,500     Interim Services, Inc.* ..........................     $  807,469
    20,500     Invacare Corp. ...................................        562,469
     6,200     J & J Snack Foods Corp.* .........................        123,225
    44,550     Jones Pharma, Inc. ...............................      1,353,206
    29,300     Labor Ready, Inc.* ...............................        289,337
    17,300     Laser Vision Centers, Inc.* ......................        120,019
    12,900     Lason, Inc.* .....................................         85,059
    21,900     Magellan Health Services, Inc.* ..................        105,394
    14,400     MAXIMUS, Inc.* ...................................        439,200
    20,000     Medicis Pharmaceutical Corp., Class A* ...........        800,000
    24,600     Medquist, Inc.* ..................................        668,812
    16,600     Mentor Corp. .....................................        448,200
    13,900     Michael Foods, Inc. ..............................        291,900
    11,300     Midas, Inc. ......................................        271,200
     7,800     Nash Finch Co. ...................................         63,375
     4,000     Nashua Corp.* ....................................         33,500
    11,800     Nature's Sunshine Products, Inc. .................         94,400
    45,300     NBTY, Inc.* ......................................        620,044
     9,300     New England Business Service, Inc. ...............        160,425
    15,300     NFO Worldwide, Inc.* .............................        336,600
    22,500     North American Vaccine, Inc.* ....................         60,469
    14,700     Noven Pharmaceuticals, Inc.* .....................        160,781
    32,900     Orthodontic Centers of America, Inc.* ............        616,875
     9,700     Osteotech, Inc.* .................................        129,737
    17,000     PAREXEL International Corp.* .....................        160,437
    23,100     Patterson Dental Co.* ............................        883,575
    10,700     Pediatrix Medical Group, Inc.* ...................         77,575
     9,700     Performance Food Group Co.* ......................        212,187
    16,900     Pharmaceutical Product Development, Inc.* ........        286,244
    11,900     Plexus Corp.* ....................................        792,837
    15,400     Pre-Paid Legal Services, Inc.* ...................        457,187
    13,700     Primark Corp.* ...................................        330,512
    15,000     Priority Healthcare Corp., Class B* ..............        753,750
    33,300     Profit Recovery Group International, Inc.* .......        616,050
    20,900     Ralcorp Holdings, Inc.* ..........................        303,050
    30,600     Renal Care Group, Inc.* ..........................        663,637
    10,300     ResMed, Inc.* ....................................        735,162
    20,000     Respironics, Inc.* ...............................        287,500
     9,900     Rural/Metro Corp.* ...............................         11,756
    14,100     Russ Berrie & Co., Inc. ..........................        260,850
    19,100     Scotts Co., Class A* .............................        802,200
    18,400     Sierra Health Services, Inc.* ....................         90,850
    38,600     Smithfield Foods, Inc.* ..........................        772,000
    17,100     Sola International, Inc.* ........................        104,737
     6,500     Spacelabs Medical, Inc.* .........................        103,594
    20,100     StaffMark, Inc.* .................................        159,544
    32,000     Summit Technology, Inc.* .........................        292,000
    15,200     Sunrise Medical, Inc.* ...........................         95,000
     5,400     Swiss Army Brands, Inc.* .........................         26,325
     8,100     Syncor International Corp.* ......................        267,300
    13,900     Techne Corp.* ....................................        959,100
    12,800     The Hain Food Group, Inc.* .......................        362,400
    15,200     The Kroll-O'Gara Co.* ............................        166,250
    20,200     Theragenics Corp.* ...............................        270,175
    58,800     U.S. Oncology, Inc.* .............................        264,600
    12,500     United Natural Foods, Inc.* ......................        187,500
    21,000     Universal Health Services, Inc., Class B* ........      1,029,000


                       SEE NOTES TO FINANCIAL STATEMENTS.

SMALL COMPANY INDEX FUND

MARCH 31, 2000


    SHARES                                                                 VALUE
    ------                                                                 -----


                CONSUMER STAPLES (CONTINUED)

    21,100       Varian Medical Systems, Inc.* ................       $  962,687
    17,600       Vertex Pharmaceuticals, Inc.* ................          823,900
     8,400       Vital Signs, Inc. ............................          192,675
    10,300       Volt Information Sciences, Inc.* .............          370,156
    12,000       Wesley Jessen VisionCare, Inc.* ..............          431,250
    17,800       Whole Foods Market, Inc.* ....................          737,587
                                                                      ----------
                                                                      41,822,943
                                                                      ----------

                CONSUMER CYCLICAL - 14.72%

   22,833      99 Cents Only Stores* ............................        896,195
   11,300      Action Performance Cos., Inc.* ...................        150,431
   14,000      ADVO, Inc.* ......................................        350,000
   19,900      Ames Department Stores, Inc.* ....................        488,794
    8,200      Anchor Gaming* ...................................        311,087
    5,900      Angelica Corp. ...................................         58,631
   21,600      AnnTaylor Stores Corp.* ..........................        496,800
   18,600      Applebee's International, Inc. ...................        523,125
   17,100      Arctic Cat, Inc. .................................        175,275
    9,600      Ashworth, Inc.* ..................................         41,400
   12,700      Atlantic Coast Airlines Holdings, Inc.* ..........        328,612
   10,300      Aviation Sales Co.* ..............................         65,019
   29,900      Aztar Corp.* .....................................        284,050
    9,600      Baker (J.), Inc. .................................         67,200
    8,400      Bassett Furniture Industries, Inc. ...............        117,600
   12,400      Books-A-Million, Inc.* ...........................         74,400
   36,500      Brightpoint, Inc.* ...............................        447,125
   12,500      Brown Shoe Co., Inc. .............................        150,000
    8,700      Building Materials Holding Corp.* . ..............         78,844
    7,800      Carmike Cinemas, Inc., Class A* ..................         42,412
   36,100      Casey's General Stores, Inc. .....................        392,587
   17,400      Cash America International, Inc. .................        216,412
   12,500      Catalina Marketing Corp.* ........................      1,265,625
   18,100      Cato Corp., Class A ..............................        212,675
   18,600      CEC Entertainment, Inc.* .........................        504,525
   32,600      Champion Enterprises, Inc.* ......................        187,450
   34,600      CKE Restaurants, Inc. ............................        220,575
   10,800      Coachmen Industries, Inc. ........................        149,175
   17,400      Cone Mills Corp.* ................................         75,037
   20,100      Consolidated Products, Inc.* .....................        189,694
   36,800      Copart, Inc.* ....................................        644,000
   14,000      Cost Plus, Inc.* .................................        473,375
   10,800      Cyrk International, Inc.* ........................         95,175
   42,300      D.R. Horton, Inc. ................................        552,544
    3,800      Damark International, Inc., Class A* .............        144,875
   11,900      Department 56, Inc.* .............................        176,269
   11,400      Discount Auto Parts, Inc.* .......................        101,887
   13,200      Dress Barn, Inc.* ................................        254,100
    9,200      Enesco Group, Inc. ...............................         64,975
   28,000      Ethan Allen Interiors, Inc. ......................        700,000
   24,600      Fedders Corp. ....................................        136,837
   22,400      Fleetwood Enterprises, Inc. ......................        330,400
   14,300      Footstar, Inc.* ..................................        403,975
   14,100      G & K Services, Inc., Class A ....................        275,611
    5,300      GC Cos., Inc.* ...................................        184,175
   22,700      Goody's Family Clothing, Inc.* ...................        137,619



    SHARES                                                                 VALUE
    ------                                                                 -----

                CONSUMER CYCLICAL (CONTINUED)

   8,600       Gottschalks, Inc.* ...............................       $ 45,150
  14,500       Group 1 Automotive, Inc.* ........................        168,562
  13,100       Guilford Mills, Inc. .............................        100,706
   4,700       Haggar Corp. .....................................         64,625
  33,300       Ha-Lo Industries, Inc.* ..........................        262,237
  13,000       Hancock Fabrics, Inc. ............................         37,375
  11,800       Harman International Industries, Inc. ............        708,000
  20,100       Hartmarx Corp.* ..................................         55,275
   7,000       Huffy Corp. ......................................         30,625
  16,100       Hughes Supply, Inc. ..............................        249,550
  13,800       IHOP Corp.* ......................................        193,200
  17,700       Insight Enterprises, Inc.* .......................        644,944
  36,000       Interface, Inc. ..................................        153,000
  26,200       Jack in the Box, Inc.* ...........................        558,387
  12,900       JAKKS Pacific, Inc.* .............................        278,156
  15,400       Jan Bell Marketing, Inc.* ........................         44,275
  12,200       Jo-Ann Stores, Inc., Class A* ....................        102,175
  12,200       K2, Inc.* ........................................         96,837
  19,100       Kellwood Co. .....................................        335,444
   7,400       K-Swiss, Inc., Class A ...........................        109,612
  17,000       Landry's Seafood Restaurants, Inc.* ..............        108,375
  42,000       La-Z-Boy, Inc. ...................................        645,750
  11,000       Libbey, Inc. .....................................        301,125
   6,100       Lillian Vernon Corp. .............................         57,950
  27,000       Linens 'N Things, Inc.* ..........................        924,750
  15,400       Luby's, Inc. .....................................        145,337
  15,300       MDC Holdings, Inc. ...............................        274,444
  23,400       Mesa Air Group, Inc.* ............................        146,250
  21,200       Michaels Stores, Inc.* ...........................        863,900
   9,700       Midwest Express Holdings, Inc.* ..................        248,562
  12,900       Monaco Coach Corp.* ..............................        245,100
   5,000       National Presto Industries, Inc. .................        163,125
  23,700       Nautica Enterprises, Inc. ........................        278,475
  32,300       Oakwood Homes Corp. ..............................        123,144
  34,700       O'Reilly Automotive, Inc.* .......................        492,306
   8,800       Oshkosh B'Gosh, Inc., Class A ....................        158,400
  22,400       Owens & Minor, Inc. ..............................        238,000
   5,200       Oxford Industries, Inc. ..........................         94,250
  21,500       Pacific Sunwear of California, Inc.* .............        827,750
   8,300       Panera Bread Co.* ................................         62,250
  18,700       Phillips-Van Heusen Corp. ........................        143,756
  65,000       Pier 1 Imports, Inc. .............................        666,250
   9,800       Pillowtex Corp. ..................................         39,200
  17,900       Pinnacle Entertainment, Inc.* ....................        363,594
  16,700       Polaris Industries, Inc. .........................        503,087
  33,500       Prime Hospitality Corp.* .........................        242,875
  15,300       Quiksilver, Inc.* ................................        268,706
  27,900       Regis Corp. ......................................        413,269
  11,800       Royal Appliance Manufacturing Co.* ...............         58,262
  21,200       Ruby Tuesday, Inc. ...............................        371,000
  24,800       Ryan's Family Steakhouses, Inc.* .................        237,150
   9,800       Ryland Group, Inc. ...............................        183,750
   7,700       Salton, Inc.* ....................................        333,987
  20,800       Shopko Stores, Inc.* .............................        369,200
  12,300       Simpson Industries, Inc. .........................        120,694
   6,000       Skyline Corp. ....................................        130,125
  16,900       SkyWest, Inc. ....................................        661,212


                       SEE NOTES TO FINANCIAL STATEMENTS.

SMALL COMPANY INDEX FUND

MARCH 31, 2000



    SHARES                                                                 VALUE
    ------                                                                 -----


                CONSUMER CYCLICAL (CONTINUED)

    49,000       Snyder Communications, Inc.* .................       $1,102,500
    12,500       Sonic Corp.* .................................          340,625
     8,600       Spartan Motors, Inc. .........................           35,475
     8,900       Standard Motor Products, Inc. ................          132,387
    20,200       Standard Pacific Corp. .......................          202,000
    30,400       Stein Mart, Inc.* ............................          250,800
    30,500       Stride Rite Corp. ............................          245,906
     9,000       Taco Cabana, Class A* ........................           53,437
    14,500       TBC Corp.* ...................................           73,406
    15,700       TCBY Enterprises, Inc. .......................           90,275
    23,000       Tenneco Automotive, Inc. .....................          182,562
    24,800       The Bombay Company, Inc.* ....................           82,150
    13,800       The Cheesecake Factory, Inc.* ................          574,425
     8,000       The Dixie Group, Inc. ........................           35,500
    16,600       The Gymboree Corp.* ..........................           68,475
    20,400       The Marcus Corp. .............................          263,925
    28,700       The Men's Wearhouse, Inc.* ...................          850,237
    21,900       The Sports Authority, Inc.* ..................           56,119
     9,400       The Wet Seal, Inc., Class A* .................          148,050
     9,700       Thomas Nelson, Inc. ..........................           76,994
     8,300       Thor Industries, Inc. ........................          201,794
    14,300       Timberland Co., Class A* .....................          729,300
    14,200       Titan International, Inc. ....................          102,062
    24,900       Toll Brothers, Inc.* .........................          498,000
     8,700       Toro Co. .....................................          260,456
    32,100       Tower Automotive, Inc.* ......................          525,637
    33,000       True North Communications, Inc. ..............        1,297,312
     9,400       U.S. Home Corp.* .............................          357,200
    23,300       United Stationers, Inc.* .....................          831,519
    15,700       Wabash National Corp. ........................          218,819
    19,900       Watsco, Inc. .................................          207,706
    15,500       Windmere-Durable Holdings, Inc.* .............          228,625
    14,900       Winnebago Industries, Inc. ...................          269,131
    28,300       Wolverine World Wide, Inc. ...................          311,300
    12,800       Wynn's International, Inc. ...................          176,800
    24,000       Zale Corp.* ..................................        1,132,500
                                                                      ----------
                                                                      41,193,476
                                                                      ----------

                FINANCE - 9.75%

   51,200       AmeriCredit Corp.* .............................         835,200
   17,000       Anchor Bancorp Wisconsin, Inc. .................         269,875
   16,000       BankNorth Group, Inc. ..........................         429,000
    9,000       Blanche (E.W.) Holdings, Inc. ..................         180,000
   17,600       Carolina First Corp. ...........................         231,000
   27,000       Centura Banks, Inc. ............................       1,236,937
   19,400       Chittenden Corp. ...............................         575,937
   20,200       Commerce Bancorp, Inc. .........................         747,400
   39,400       Commercial Federal Corp. .......................         655,025
   34,200       Community First Bankshares, Inc. ...............         547,200
   36,300       Cullen/Frost Bankers, Inc. .....................         959,681
    8,500       Dain Rauscher Corp. ............................         560,469
   14,100       Delphi Financial Group, Inc., Class A* .........         428,287
   19,300       Downey Financial Corp. .........................         410,125
   24,100       Eaton Vance Corp. ..............................       1,034,794



    SHARES                                                                 VALUE
    ------                                                                 -----

                FINANCE (CONTINUED)

    26,100      Enhance Financial Services Group, Inc. .........      $  368,662
    46,000      Fidelity National Financial, Inc. ..............         635,375
    44,700      First American Financial Corp. .................         634,181
    28,100      First Midwest Bancorp, Inc. ....................         681,425
    19,500      FirstBancorp/Puerto Rico .......................         343,688
    48,000      Fremont General Corp. ..........................         285,000
    23,700      Frontier Insurance Group, Inc. .................          23,700
    25,100      Gallagher (Arthur J.) & Co. ....................         815,750
    34,500      Hudson United Bancorp ..........................         748,219
    10,000      Investors Financial Services Corp. .............         588,750
    16,400      Jefferies Group, Inc. ..........................         375,150
    16,500      MAF Bancorp, Inc. ..............................         267,094
    20,000      Morgan Keegan, Inc. ............................         350,000
    29,900      Mutual Risk Management, Ltd. ...................         598,000
    11,600      National Discount Brokers Group, Inc.* .........         572,750
    18,100      Pioneer Group Inc.* ............................         420,825
    17,500      Provident Bankshares Corp. .....................         275,625
    14,500      Queens County Bancorp, Inc. ....................         261,906
    25,400      Radian Group, Inc. .............................       1,209,675
    31,500      Raymond James Financial, Inc. ..................         653,625
    19,400      Riggs National Corp. ...........................         236,438
     6,800      RLI Corp. ......................................         227,800
     8,300      SCPIE Holdings, Inc. ...........................         254,188
    18,800      Selective Insurance Group, Inc. ................         320,775
    15,300      Silicon Valley Bancshares* .....................       1,099,688
    19,100      Southwest Bancorp of Texas, Inc.* . ............         371,256
    27,100      Staten Island Bancorp, Inc. ....................         464,088
    25,300      Susquehanna Bancshares, Inc. ...................         349,456
    12,700      Trenwick Group, Inc. ...........................         179,388
    16,200      Triarc Cos., Inc.* .............................         324,000
    36,700      Trustco Bank Corp. .............................         428,931
    12,800      U.S. Trust Corp. ...............................       2,419,200
    29,200      United Bankshares, Inc. ........................         642,400
    15,500      Whitney Holding Corp. ..........................         505,688
    11,800      Zenith National Insurance Corp. ................         261,813
                                                                      ----------
                                                                      27,295,439
                                                                      ----------

                ENERGY - 3.60%

    9,400        Atwood Oceanics, Inc.* .......................          623,337
   22,300        Barrett Resources Corp.* .....................          664,819
   17,200        Cabot Oil & Gas Corp., Class A ...............          310,675
   10,600        Cal Dive International, Inc.* ................          537,950
   33,400        Cross Timbers Oil Co. ........................          436,287
   11,800        Dril-Quip, Inc.* .............................          556,075
   27,300        Friede Goldman Halter, Inc.* .................          187,687
   12,900        HS Resources, Inc.* ..........................          272,512
   34,700        Input/Output, Inc.* ..........................          212,537
   28,500        Newfield Exploration Co.* ....................        1,004,625
   15,600        Oceaneering International, Inc.* .............          292,500
   12,300        Plains Resources, Inc.* ......................          153,750
   27,500        Pogo Producing Co. ...........................          785,469
   41,300        Pride International, Inc.* ...................          942,156
   14,600        Remington Oil & Gas Corp.* ...................           61,137
    7,700        SEACOR Smit, Inc.* ...........................          464,887


                       SEE NOTES TO FINANCIAL STATEMENTS.

SMALL COMPANY INDEX FUND

MARCH 31, 2000


    SHARES                                                                 VALUE
    ------                                                                 -----


                ENERGY (CONTINUED)
    16,600       Seitel, Inc.* ................................       $  131,762
     7,600       St. Mary Land & Exploration Co. ..............          227,050
    12,500       Stone Energy Corp.* ..........................          615,625
    30,500       Tuboscope Vetco International Corp.* .........          518,500
    42,700       Vintage Petroleum, Inc. ......................          859,337
    10,600       WD-40 Co. ....................................          222,600
                                                                      ----------
                                                                      10,081,277
                                                                      ----------

                UTILITIES - 2.89%

    6,100       American States Water Co. ......................         181,475
   21,600       Atmos Energy Corp. .............................         353,700
    5,000       Bangor Hydro-Electric Co. ......................          86,563
    7,500       Cascade Natural Gas Corp. ......................         120,938
    7,900       Central Vermont Public Service Corp. ...........          82,456
   11,500       CH Energy Group, Inc. ..........................         349,313
   14,000       Eastern Utilities Associates ...................         439,250
   20,600       Energen Corp. ..................................         328,313
    3,700       Green Mountain Power Corp. .....................          24,744
   12,900       Laclede Gas Co. ................................         258,000
   12,200       New Jersey Resources Corp. .....................         521,550
   17,100       Northwest Natural Gas Co. ......................         333,450
   15,800       NorthWestern Corp. .............................         325,875
   28,000       Philadelphia Suburban Corp. ....................         507,500
   21,400       Piedmont Natural Gas Co., Inc. .................         557,738
   32,800       Southern Union Co.* ............................         592,450
   21,100       Southwest Gas Corp. ............................         402,219
   17,100       Southwestern Energy Co. ........................         113,288
    9,200       TNP Enterprises, Inc. ..........................         403,075
    9,700       United Illuminating Co. ........................         380,725
   26,600       United Water Resources, Inc. ...................         924,350
   25,900       WICOR, Inc. ....................................         802,900
                                                                       ---------
                                                                       8,089,872
                                                                       ---------

    SHARES                                                                 VALUE
    ------                                                                 -----

                BASIC MATERIALS - 2.75%

      18,300     AMCOL International Corp. ....................     $    281,362
      20,800     Birmingham Steel Corp. .......................          106,600
      11,200     Brush Wellman, Inc. ..........................          197,400
      24,000     Buckeye Technologies, Inc.* ..................          423,000
      16,800     Cambrex Corp. ................................          730,800
      17,400     Caraustar Industries, Inc. ...................          245,775
      12,500     ChemFirst, Inc. ..............................          242,969
      20,000     Coeur d'Alene Mines Corp.* ...................           58,750
      11,400     Commonwealth Industries, Inc. ................          103,312
       8,500     Deltic Timber Corp. ..........................          201,344
      16,200     Geon Co. .....................................          348,300
      15,900     Lilly Industries, Inc., Class A ..............          196,762
      21,300     MacDermid, Inc. ..............................          564,450
      10,500     Material Sciences Corp.* .....................          141,750
       6,800     McWhorter Technologies, Inc.* ................           81,600
      17,900     Mississippi Chemical Corp. ...................          121,944
      16,300     OM Group, Inc. ...............................          741,650
      28,600     Omnova Solutions, Inc. .......................          160,875
       5,100     Penford Corp. ................................           92,437
      10,200     Pope & Talbot, Inc. ..........................          187,425
       6,100     Quaker Chemical Corp. ........................          103,700
      19,000     Reliance Steel & Aluminum Co. ................          425,125
      14,300     RTI International Metals, Inc.* ..............          126,019
      10,800     Schweitzer-Maudit International, Inc. ........          139,725
      32,800     Steel Dynamics, Inc.* ........................          379,250
       7,500     Steel Technologies, Inc. .....................           59,531
      25,900     Stillwater Mining Co.* .......................        1,036,000
       9,300     TETRA Technologies, Inc.* ....................          124,387
       9,900     WHX Corp.* ...................................           68,062
                                                                    ------------
                                                                       7,690,304
                                                                    ------------
                 TOTAL COMMON STOCKS ..........................      271,536,016
                                                                    ------------
                (Cost $242,507,166)




                       SEE NOTES TO FINANCIAL STATEMENTS.

SMALL COMPANY INDEX FUND

MARCH 31, 2000


 PAR VALUE                                                VALUE
 ---------                                                -----

U.S. GOVERNMENT OBLIGATION (A) - 0.53%

                U.S. TREASURY BILL (B) - 0.53%

 $1,500,000     United States Treasury
                4.88%, 06/22/00..................  $   1,481,025
                                                   -------------

                TOTAL U.S. GOVERNMENT OBLIGATION       1,481,025
                                                   -------------
                (Cost $1,483,344)

REPURCHASE AGREEMENT - 2.36%

  6,605,000     Repurchase Agreement with:
                State Street Bank
                6.05%, Due 04/03/2000, dated 03/31/2000
                Repurchase Price $6,608,330
                (Collateralized by U.S. Treasury Bill
                Due 4/20/2000; Total Par $6,765,000
                Market Value $6,739,631).........      6,605,000
                                                   -------------

                TOTAL REPURCHASE AGREEMENT ......      6,605,000
                                                   -------------
                (Cost $6,605,000)

TOTAL INVESTMENTS - 99.90%.......................    279,622,041
                                                   -------------
(Cost $250,595,510)

NET OTHER ASSETS AND LIABILITIES - 0.10%.........        291,619
                                                   -------------
NET ASSETS - 100.00%.............................  $ 279,913,660
                                                   =============

- ------------------------------------------------
*      Non-income producing security.
(A)    Discounted yield at time of purchase.
(B)    Security has been deposited as initial margin on open futures contracts.

At March 31, 2000, the Fund's open futures contracts were as follows:

 Number of    Contract      Expiration   Opening       Current
 Contracts      Type           Date     Position    Market Value
 ---------      ----           ----     --------    ------------
    10       Midcap 400       Jun-00   $2,427,250    $2,526,750
    21      Russell 2000      Jun-00    6,391,485     5,726,175
                                       -----------  -----------
                                       $8,818,735    $8,252,925
                                       ==========    ==========



                       SEE NOTES TO FINANCIAL STATEMENTS.

UTILITY INDEX FUND

PORTFOLIO OF INVESTMENTS
MARCH 31, 2000


    SHARES                                                                 VALUE
    ------                                                                 -----


COMMON STOCKS - 98.65%

                UTILITIES - 66.34%

    34,500      AES Corp.* .....................................      $2,716,875
    23,000      Ameren Corp. ...................................         711,562
    32,500      American Electric Power Co., Inc. ..............         968,906
    26,700      Carolina Power & Light Co. .....................         866,081
    35,600      Central & South West Corp. .....................         607,425
    26,600      Cinergy Corp. ..................................         571,900
    19,400      CMS Energy Corp. ...............................         351,625
    37,000      Consolidated Edison, Inc. ......................       1,073,000
    25,000      Constellation Energy Group, Inc. ...............         796,875
    40,760      Dominion Resource, Inc. ........................       1,566,713
    24,300      DTE Energy Co. .................................         704,700
    61,200      Duke Energy Corp. ..............................       3,213,000
     4,500      Eastern Enterprises ............................         269,438
    58,100      Edison International ...........................         962,281
    41,300      Entergy Corp. ..................................         833,744
    39,000      FirstEnergy Corp. ..............................         804,375
    16,400      Florida Progress Corp. .........................         752,350
    30,000      FPL Group, Inc. ................................       1,381,875
    20,600      GPU, Inc. ......................................         563,925
    19,300      New Century Energies, Inc. .....................         580,206
    31,300      Niagara Mohawk Holdings, Inc.* .................         422,550
     7,900      NICOR, Inc. ....................................         260,206
    25,900      Northern States Power Co. ......................         514,763
     5,300      Oneok, Inc. ....................................         132,500
    31,100      PECO Energy Co. ................................       1,146,813
     5,900      Peoples Energy Corp. ...........................         161,881
    64,200      PG&E Corp. .....................................       1,348,200
    14,200      Pinnacle West Capital Corp. ....................         400,263
    24,000      PPL Corp. ......................................         502,500
    36,600      Public Service Enterprise Group, Inc. ..........       1,084,275
    49,500      Reliant Energy, Inc. ...........................       1,160,156
    34,200      Sempra Energy ..................................         572,850
   112,600      Southern Co. ...................................       2,449,050
    46,200      Texas Utilities Co. ............................       1,371,563
    36,400      Unicom Corp. ...................................       1,328,600
                                                                      ----------
                                                                      33,153,026
                                                                      ----------




    SHARES                                                                 VALUE
    ------                                                                 -----

                ENERGY - 32.31%

     35,700         Coastal Corp. ..........................         $ 1,642,200
     13,600         Columbia Energy Group ..................             805,800
     38,200         El Paso Energy Corp. ...................           1,542,325
    119,700         Enron Corp. ............................           8,962,537
     72,700         Williams Cos., Inc. ....................           3,194,256
                                                                     -----------
                                                                      16,147,118
                                                                     -----------
                    TOTAL COMMON STOCKS ....................          49,300,144
                                                                     -----------
                    (Cost $42,307,216)

PAR VALUE
REPURCHASE AGREEMENT - 1.20%

 $  602,000     Repurchase Agreement with:
                State Street Bank
                6.05%, Due 04/03/2000, dated 03/31/2000
                Repurchase Price $602,304
                (Collateralized by U.S. Treasury Bill
                Due 4/20/2000; Total Par $620,000
                Market Value $617,675).............      602,000
                                                     -----------

                TOTAL REPURCHASE AGREEMENT ........      602,000
                                                     -----------
                (Cost $602,000)

 TOTAL INVESTMENTS - 99.85%........................   49,902,144
                                                     -----------
 (Cost $42,909,216)

 NET OTHER ASSETS AND LIABILITIES - 0.15%..........       75,259
                                                     -----------
 NET ASSETS - 100.00%..............................  $49,977,403
                                                     ===========

- -----------------------------------------
*      Non-income producing security.


                       SEE NOTES TO FINANCIAL STATEMENTS.

U.S. TREASURY INDEX FUND

PORTFOLIO OF INVESTMENTS
MARCH 31, 2000


    PAR VALUE                                                              VALUE
    ---------                                                              -----


U.S. GOVERNMENT OBLIGATIONS - 97.53%

                U.S. TREASURY NOTES - 63.30%

$ 14,700,000          6.50%, 05/31/01 ....................          $ 14,706,321
   8,000,000          5.88%, 10/31/01 ....................             7,926,960
   1,600,000          7.50%, 11/15/01 ....................             1,624,224
  11,750,000          6.38%, 01/31/02 ....................            11,721,683
   4,450,000          6.38%, 08/15/02 ....................             4,441,367
  13,050,000          6.25%, 08/31/02 ....................            12,985,924
   2,400,000          5.50%, 02/28/03 ....................             2,339,640
   4,350,000          5.75%, 08/15/03 ....................             4,263,827
   6,575,000          7.25%, 05/15/04 ....................             6,778,496
   9,200,000          7.25%, 08/15/04 ....................             9,503,508
   6,275,000          7.00%, 07/15/06 ....................             6,489,291
   5,400,000          6.50%, 10/15/06 ....................             5,451,192
  13,815,000          5.63%, 05/15/08 ....................            13,287,681
                                                                    ------------
                                                                     101,520,114
                                                                    ------------

                U.S. TREASURY BONDS - 34.23%

    250,000       12.38%, 05/15/04 ...........................           302,655
    800,000       10.75%, 08/15/05 ...........................           955,480
  5,200,000       12.00%, 08/15/13 ...........................         7,034,872
  7,350,000       7.50%, 11/15/16 ............................         8,323,360
  2,130,000       8.75%, 05/15/17 ............................         2,689,807
  1,739,000       8.88%, 08/15/17 ............................         2,222,685
  2,821,000       8.50%, 02/15/20 ............................         3,556,040
  2,000,000       7.88%, 02/15/21 ............................         2,394,280
  4,900,000       8.13%, 08/15/21 ............................         6,021,512
 12,050,000       7.50%, 11/15/24 ............................        14,132,602
  7,200,000       6.13%, 11/15/27 ............................         7,271,424
                                                                     -----------
                                                                      54,904,717
                                                                     -----------
                  TOTAL U.S. GOVERNMENT OBLIGATIONS ..........       156,424,831
                                                                     -----------
                  (Cost $159,279,089)




    PAR VALUE                                                              VALUE
    ---------                                                              -----

REPURCHASE AGREEMENT - 0.82%

 $1,315,000     Repurchase Agreement with:
                State Street Bank
                6.05%, Due 04/03/2000, dated 03/31/2000
                Repurchase Price $1,315,663
                (Collateralized by U.S. Treasury Bill
                Due 4/20/2000; Total Par $1,350,000
                Market Value $1,344,938)........... $  1,315,000
                                                    ------------

                TOTAL REPURCHASE AGREEMENT ........    1,315,000
                                                    ------------
                (Cost $1,315,000)

 TOTAL INVESTMENTS - 98.35%........................  157,739,831
                                                    ------------
(Cost $160,594,089)

 NET OTHER ASSETS AND LIABILITIES - 1.65%..........    2,649,131
                                                    ------------
 NET ASSETS - 100.00%.............................. $160,388,962
                                                    ============


                       SEE NOTES TO FINANCIAL STATEMENTS.

MUNICIPAL BOND FUND

PORTFOLIO OF INVESTMENTS
MARCH 31, 2000


 PAR VALUE                                                VALUE
 ---------                                                -----


MUNICIPAL BONDS - 97.05%

                ALABAMA - 1.46%

 $  400,000     Auburn University Athletics
                5.20%, 04/01/04
                Insured: MBIA......................  $   405,500
                                                     -----------

                ARIZONA - 3.81%

    250,000     Maricopa County School District 1
                Elementary Project of 1998, Series A
                6.00%, 07/01/11
                Insured: FSA.......................      266,875
    750,000     Maricopa County School District 4, GO
                Mesa University, Series A,
                Prerefunded 07/01/05
                5.65%, 07/01/11
                Insured: FGIC......................      790,312
                                                     -----------
                                                       1,057,187
                                                     -----------

                COLORADO - 1.86%

    500,000     Jefferson County School District
                Number R-001, GO
                5.50%, 12/15/06
                Insured: MBIA......................      515,625
                                                     -----------

                FLORIDA - 5.66%

  1,000,000     Florida State Board of Education
                Capital Outlay, Public Education
                Series A, GO, Prerefunded 06/01/04
                5.70%, 06/01/08
                Insured: AMBAC.....................    1,041,250
    540,000     Tampa Bay Water Utility
                Systems Revenue, Series B
                5.13%, 10/01/13
                Insured: FGIC......................      531,225
                                                     -----------
                                                       1,572,475
                                                     -----------

                ILLINOIS - 3.78%

    500,000     Illinois State Sales Tax Revenue
                Series V
                6.00%, 06/15/08....................      528,750
    500,000     Kane County Community School District
                Number 304, Geneva, GO
                6.00%, 06/01/04
                Insured: FGIC......................      520,625
                                                     -----------
                                                       1,049,375
                                                     -----------

                MARYLAND - 6.37%

    250,000     Maryland State, Community Development
                Administration, Department of Housing and
                Community Development, Residential
                Series B
                5.55%, 09/01/25....................      250,312




 PAR VALUE                                                VALUE
 ---------                                                -----

               MARYLAND (CONTINUED)

 $  500,000     Maryland State, GO
                State and Local Facilities Loan
                Second Series
                5.25%, 06/15/06....................  $   510,625
  1,000,000     Maryland State, GO
                State and Local Facilities Loan
                Second Series
                5.00%, 07/15/07....................    1,006,250
                                                     -----------
                                                       1,767,187
                                                     -----------

                MASSACHUSETTS - 8.91%

    750,000     Massachusetts Bay Transportation
                Authority General Transportation System
                Revenue, Series A
                5.50%, 03/01/14
                Insured: MBIA......................      763,125
    500,000     Massachusetts Bay Transportation
                Authority General Transportation System
                Revenue, Series C
                5.25%, 03/01/07....................      506,875
    500,000     Massachusetts State Construction Loan
                Series B, GO
                5.00%, 05/01/19....................      450,000
    250,000     Massachusetts State Federal Highway
                Grant Anticipation Note, Series A
                5.25%, 12/15/12....................      250,000
    500,000     Springfield, Series B, GO
                5.05%, 01/15/04
                Insured: MBIA......................      504,375
                                                     -----------
                                                       2,474,375
                                                     -----------

                MICHIGAN - 2.57%

    750,000     Michigan State Building Authority Revenue
                Facilities Program, Series II
                5.05%, 10/15/14....................      714,375
                                                     -----------

                MINNESOTA - 1.89%

    500,000     University of Minnesota, Series A
                5.75%, 07/01/13....................      524,375
                                                     -----------

                MISSOURI - 3.76%

  1,000,000     Sikeston Electric Revenue
                6.00%, 06/01/04
                Insured: MBIA......................    1,045,000
                                                     -----------

                NEVADA - 6.97%

    750,000     Clark County School District, GO
                5.50%, 06/15/12
                Insured: FSA.......................      767,813
    635,000     Clark County School District, Series A
                6.00%, 06/15/16
                Insured: MBIA......................      656,431


                       SEE NOTES TO FINANCIAL STATEMENTS.

MUNICIPAL BOND FUND

MARCH 31, 2000


 PAR VALUE                                                VALUE
 ---------                                                -----


                NEVADA (CONTINUED)

 $  500,000     Las Vegas Valley
                Water District Revenue, GO
                5.40%, 09/01/04
                Insured: AMBAC.....................  $   511,250
                                                     -----------
                                                       1,935,494
                                                     -----------

                NEW JERSEY - 5.00%

    750,000     New Jersey Health Care Facilities
                Financing Authority, Dover General
                Hospital and Medical Center
                5.60%, 07/01/02
                Insured: MBIA......................      763,125
    600,000 New Jersey State Transportation Authority Transportation System Revenue, Series A
                5.63%, 06/15/12....................      625,500
                                                     -----------
                                                       1,388,625
                                                     -----------

                NEW YORK - 13.15%

    750,000     Long Island Power Authority
                New York Electric Systems Revenue
                Series A
                5.50%, 12/01/12
                Insured: FSA.......................      771,563
  1,000,000     Long Island Power Authority
                New York Electric Systems Revenue,
                Subordinated, Series 6 (A)
                4.00%, 05/01/33....................    1,000,000
    500,000     Nassau County IDA
                Civic Facility Revenue
                Hofstra University Project
                5.25%, 07/01/08
                Insured: MBIA......................      507,500
    500,000     New York State Dormitory Authority
                Revenue, City University System
                Consolidated, Series A
                5.50%, 07/01/02....................      506,875
    500,000     New York State Environmental
                Facilities Corp., PCR, State Water
                Revolving Fund, NYC Municipal Water
                5.75%, 06/15/09....................      525,000
    325,000     New York State Medical Care Facilities
                Finance Agency Revenue,
                Prerefunded 02/15/01
                7.50%, 08/15/07....................      340,366
                                                     -----------
                                                       3,651,304
                                                     -----------

                OHIO - 4.53%

    750,000     Cleveland Waterworks Revenue,
                First Mortgage, Series G
                5.50%, 01/01/13
                Insured: MBIA......................      765,938




 PAR VALUE                                                VALUE
 ---------                                                -----

                OHIO (CONTINUED)

 $  500,000     Franklin County Convention Facilities
                Authority Tax and Lease Revenue
                Anticipation Bonds
                5.00%, 12/01/11
                Insured: MBIA......................  $   491,875
                                                     -----------
                                                       1,257,813
                                                     -----------

                OKLAHOMA - 2.73%

    750,000     Oklahoma State Capital Improvement
                Authority, Highway Capital
                Improvement Revenue
                5.00%, 06/01/05
                Insured: MBIA......................      757,500
                                                     -----------

                TENNESSEE - 1.77%

    500,000     Tennessee State, Series A
                5.00%, 05/01/12....................      491,250
                                                     -----------

                TEXAS - 5.25%

    500,000     Carrollton Farmers Branch
                Independent School District, GO
                5.10%, 02/15/04....................      503,750
    500,000     Judson Independent School District, GO
                5.00%, 02/01/17
                Insured: PSF.......................      458,750
    500,000     Lower Colorado River Authority Revenue,
                Junior Lien, Fifth Supplimental Series
                5.38%, 01/01/16....................      493,750
                                                     -----------
                                                       1,456,250
                                                     -----------

                UTAH - 1.81%

    500,000     Utah State, Series A, GO
                5.00%, 07/01/05....................      503,125
                                                      -----------

                VIRGINIA - 4.61%

    500,000     University of Virginia
                University Revenue, Series A
                5.13%, 06/01/10....................      498,750
    750,000     Virginia State Transportation Board
                Transportation Contract Revenue
                Route 28 Project
                6.00%, 04/01/10....................      781,875
                                                     -----------
                                                       1,280,625
                                                     -----------

                WASHINGTON - 3.69%

    750,000     Seattle Municipal Light &
                Power Revenue
                Series B
                5.75%, 08/01/07....................      770,625
    250,000     Seattle Water System Revenue
                5.38%, 08/01/09....................      255,000
                                                     -----------
                                                       1,025,625
                                                     -----------


                       SEE NOTES TO FINANCIAL STATEMENTS.

MUNICIPAL BOND FUND

MARCH 31, 2000


 PAR VALUE                                                VALUE
 ---------                                                -----



                WEST VIRGINIA - 2.91%

 $  500,000     West Virginia School Building Authority
                Refunding, Capital Improvement
                5.30%, 07/01/09
                Insured: AMBAC.....................  $   505,000
    300,000     West Virginia State Housing
                Development Fund, Housing Finance
                Series A
                5.55%, 11/01/10....................      303,750
                                                     -----------
                                                         808,750
                                                     -----------

                WISCONSIN - 4.56%

    750,000     Milwaukee Corporate Purpose
                Series A, GO, Prerefunded 06/15/01
                5.50%, 06/15/08....................      757,500
    500,000     Wisconsin State Petroleum Inspection
                Fee Revenue, Series A
                5.50%, 07/01/03....................      510,000
                                                     -----------
                                                       1,267,500
                                                     -----------
                TOTAL MUNICIPAL BONDS .............   26,949,335
                                                     -----------
                (Cost $27,017,191)


 SHARES                                                   VALUE
 ------                                                   -----


INVESTMENT COMPANIES - 1.73%

  135,017   Dreyfus Tax-Exempt Cash Management Fund $    135,017
  345,122   Federated Tax-Exempt Money Market Fund       345,122
                                                     -----------
                Total Investment Companies ........      480,139
                                                     -----------
                (Cost $480,139)

 TOTAL INVESTMENTS - 98.78%........................   27,429,474
                                                     -----------
 (Cost $27,497,330)

 NET OTHER ASSETS AND LIABILITIES - 1.22%..........      339,587
                                                     -----------
 NET ASSETS - 100.00%..............................  $27,769,061
                                                     -----------
- -----------------------------------
 (A) Variable rate security.Interest rate is rate in effect at March 31, 2000. AMBAC American Municipal Bond Assurance Corp.
 FGIC  Financial Guaranty Insurance Corp.
 FSA   Financial Security Assurance Corp.
 GO    General Obligation
 IDA   Industrial Development Authority
 MBIA  Municipal Bond Insurance Association
 PCR   Pollution Control Revenue
 PSF   Permanent School Fund Guaranteed


                       SEE NOTES TO FINANCIAL STATEMENTS.

                       This page left blank intentionally.

GALAXY FUND II

STATEMENTS OF ASSETS AND LIABILITIES
MARCH 31, 2000

                                                        LARGE           SMALL                             U.S.
                                                       COMPANY         COMPANY         UTILITY         TREASURY         MUNICIPAL
                                                      INDEX FUND      INDEX FUND      INDEX FUND      INDEX FUND        BOND FUND
                                                      ----------      ----------       ---------      ----------        ---------

ASSETS:
 Investments (Note 2):
   Investments at cost ......................... $   600,269,221 $   243,990,510 $    42,307,216 $   159,279,089  $    27,497,330
   Repurchase agreement ........................      19,669,000       6,605,000         602,000       1,315,000               -
   Net unrealized appreciation (depreciation) ..     455,029,775      29,026,531       6,992,928      (2,854,258)         (67,856)
                                                 --------------- --------------- --------------- ---------------  ---------------
      Total investments at value ...............   1,074,967,996     279,622,041      49,902,144     157,739,831       27,429,474
 Cash ..........................................           4,456             609             366             798                6
 Receivable for investments sold ...............      10,879,270               -               -       3,588,845                -
 Receivable for shares sold ....................       1,290,218         337,501          63,333          90,046            2,388
 Receivable for daily variation margin
   on futures contracts ........................          93,500         208,705               -               -                -
 Interest and dividend receivables .............         919,847         113,822         119,340       2,665,028          393,725
                                                 --------------- --------------- --------------- ---------------  ---------------
   Total Assets ................................   1,088,155,287     280,282,678      50,085,183     164,084,548       27,825,593
                                                 --------------- --------------- --------------- ---------------  ---------------

LIABILITIES:
 Payable for investments purchased .............      21,209,230               -               -       3,000,000                -
 Payable for shares repurchased ...............        1,415,485         268,512          91,233         424,016                -
 Distributions payable .........................               -               -               -         215,480           43,047
 Advisory fee payable (Note 4) .................          86,336          24,741           4,133          13,605            5,619
 Sub-account services fee payable (Note 4)......          55,861           1,544              15           1,671                -
 Administration fee payable (Note 4) ...........         259,008          74,221          12,399          40,814            7,866
                                                 --------------- --------------- --------------- ---------------  ---------------
   Total Liabilities ...........................      23,025,920         369,018         107,780       3,695,586           56,532
                                                 --------------- --------------- --------------- ---------------  ---------------
NET ASSETS: .................................... $ 1,065,129,367 $   279,913,660 $    49,977,403 $   160,388,962  $    27,769,061
                                                 =============== =============== =============== ===============  ===============
NET ASSETS consist of:
 Par value (Note 3) ............................ $        25,276 $        15,619 $         3,752 $        15,827  $         2,740
 Paid-in capital in excess of par value ........     550,613,339     240,995,185      41,763,955     170,628,179       28,561,916
 Undistributed net investment income ...........       1,847,977         322,564          52,479             129              163
Accumulated net realized gain (loss) on
   investments sold and futures contracts ......      57,224,518      10,119,571       1,164,289      (7,400,915)        (727,902)
Unrealized appreciation (depreciation) of
   investments and futures contracts ...........     455,418,197      28,460,721       6,992,928      (2,854,258)         (67,856)
                                                 --------------- --------------- --------------- ---------------  ---------------
TOTAL NET ASSETS ............................... $ 1,065,129,367 $   279,913,660 $    49,977,403 $   160,388,962  $    27,769,061
                                                 =============== =============== =============== ===============  ===============
Shares of beneficial interest outstanding ......      25,276,074      15,619,331       3,751,995      15,827,179        2,740,198

NET ASSET VALUE,
 offering and redemption price per share
 (Net Assets / Shares Outstanding) ............. $         42.14 $         17.92 $         13.32 $         10.13  $         10.13
                                                 =============== =============== =============== ===============  ===============

                       SEE NOTES TO FINANCIAL STATEMENTS.

GALAXY FUND II

STATEMENTS OF OPERATIONS
MARCH 31, 2000

                                                   LARGE             SMALL                              U.S.
                                                  COMPANY           COMPANY          UTILITY          TREASURY         MUNICIPAL
                                                INDEX FUND        INDEX FUND       INDEX FUND        INDEX FUND        BOND FUND
                                               -------------    -------------     ------------       ----------        -----------

INVESTMENT INCOME:
   Interest (Note 2)......................     $   1,202,852    $     539,800     $      16,600    $  11,445,920     $   1,107,850
   Dividends (Note 2).....................        11,615,908        1,966,806         2,191,310                -            21,727
                                               -------------    -------------     -------------    -------------     -------------
     Total investment income..............        12,818,760        2,506,606         2,207,910       11,445,920         1,129,577
                                               -------------    -------------     -------------    -------------     -------------

EXPENSES:
   Investment advisory fee (Note 4).......           953,726          268,924            55,225          180,420            57,980
   Sub-account services fee (Note 4)......           665,617           19,408               102           19,084                 -
   Administration fee (Note 4)............         2,861,179          806,772           165,674          541,259            81,172
   Trustees' fee (Note 4).................            25,648            6,866             1,425            4,715               580
                                               -------------    -------------     -------------    -------------     -------------
     Total expenses before reimbursement..         4,506,170        1,101,970           222,426          745,478           139,732
                                               -------------    -------------     -------------    -------------     -------------
     Less: reimbursement by
       sub-administrator (Note 4).........           (25,648)          (6,866)           (1,425)          (4,715)             (580)
                                               -------------    -------------     -------------    -------------     -------------
     Total expenses net of reimbursement..         4,480,522        1,095,104           221,001          740,763           139,152
                                               -------------    -------------     -------------    -------------     -------------
NET INVESTMENT INCOME.....................         8,338,238        1,411,502         1,986,909       10,705,157           990,425
                                               -------------    -------------     -------------    -------------     -------------

NET REALIZED AND UNREALIZED
GAIN (LOSS) ON INVESTMENTS AND FUTURES
CONTRACTS (Note 2):
   Net realized gain (loss) on
        investments sold                          65,694,504       18,630,353         2,659,064       (3,829,905)          (70,731)
   Net realized gain on futures contracts.            25,197        2,872,420                 -                -                 -
   Net change in unrealized appreciation
     (depreciation) on investments
     and futures contracts................        77,676,368       48,756,536          (622,871)      (3,297,536)         (874,456)
                                               -------------    -------------     -------------    -------------     -------------

NET REALIZED AND UNREALIZED
GAIN (LOSS) ON INVESTMENTS
AND FUTURES CONTRACTS.......................     143,396,069       70,259,309         2,036,193       (7,127,441)         (945,187)
                                               -------------    -------------     -------------    -------------     -------------

NET INCREASE IN NET ASSETS
RESULTING FROM OPERATIONS.................     $ 151,734,307    $  71,670,811     $   4,023,102    $   3,577,716     $      45,238
                                               =============    =============     =============    =============     =============

                       SEE NOTES TO FINANCIAL STATEMENTS.

GALAXY FUND II

STATEMENTS OF CHANGES IN NET ASSETS


                                                             LARGE COMPANY INDEX FUND           SMALL COMPANY INDEX FUND
                                                          ------------------------------    -------------------------------
                                                               YEARS ENDED MARCH 31,              YEARS ENDED MARCH 31,
                                                              2000              1999             2000             1999
                                                          -------------    -------------    -------------    --------------

NET ASSETS AT BEGINNING OF PERIOD......................   $ 828,899,259    $ 626,739,815    $ 259,903,218     $ 399,161,589
                                                          -------------    -------------    -------------    --------------
INCREASE (DECREASE) IN NET ASSETS
RESULTING FROM OPERATIONS:
   Net investment income...............................       8,338,238        7,652,332        1,411,502         1,781,411
   Net realized gain (loss) on investments sold
     and futures contracts.............................      65,719,701        9,491,737       21,502,773        26,122,840
   Net change in unrealized appreciation
     (depreciation) of investments and futures contracts     77,676,368      103,150,294       48,756,536      (101,734,129)
                                                          -------------    -------------    -------------    --------------
     Net increase (decrease) in net assets
       resulting from operations.......................     151,734,307      120,294,363       71,670,811       (73,829,878)
                                                          -------------    -------------    -------------    --------------

DIVIDENDS TO SHAREHOLDERS FROM:
   Net investment income...............................      (8,354,459)      (7,495,542)      (1,459,959)       (1,496,765)
   Net realized gain on investments and futures contract     (16,900,167)     (8,218,686)     (23,979,469)      (25,318,420)
                                                          -------------    -------------    -------------    --------------
     Total Dividends...................................     (25,254,626)     (15,714,228)     (25,439,428)      (26,815,185)
                                                          -------------    -------------    -------------    --------------

SHARE TRANSACTIONS:
   Net proceeds from sales of shares...................     327,152,595      270,792,138       82,604,808       172,983,187
   Issued to shareholders in reinvestment
     of dividends......................................      23,077,462       14,297,984       24,188,523        25,680,426
   Cost of shares repurchased..........................    (240,479,630)    (187,510,813)    (133,014,272)     (237,276,921)
                                                          -------------    -------------    -------------    --------------
     Net increase (decrease)
         in net assets from share transactions ........     109,750,427       97,579,309      (26,220,941)      (38,613,308)
                                                          -------------    -------------    -------------    --------------
     Net increase (decrease) in net assets.............     236,230,108      202,159,444       20,010,442      (139,258,371)

                                                          -------------    -------------    -------------    --------------
NET ASSETS AT END OF PERIOD (INCLUDING LINE A).........  $1,065,129,367    $ 828,899,259    $ 279,913,660     $ 259,903,218
                                                          ==============   =============    =============     =============

   (A) Undistributed net investment income.............   $   1,847,977    $   1,864,198    $     322,564     $     371,021
                                                          =============    =============    =============     =============

OTHER INFORMATION:
SHARE TRANSACTIONS:
   Sold................................................       8,395,202        8,069,826        4,907,412         9,167,908
   Issued to shareholders in reinvestment
     of dividends......................................         579,464          420,937        1,544,562         1,645,232
   Repurchased.........................................      (6,162,753)      (5,660,093)      (7,903,618)      (12,997,298)
                                                         --------------    -------------    -------------    --------------
     Net increase (decrease) in shares outstanding.....       2,811,913        2,830,670       (1,451,644)       (2,184,158)
                                                         ==============    =============    =============    ==============



                                                                  UTILITY INDEX FUND            U.S. TREASURY INDEX FUND
                                                            ------------------------------  -------------------------------
                                                                 YEARS ENDED MARCH 31,            YEARS ENDED MARCH 31,
                                                                2000              1999           2000             1999
                                                            -------------    -------------  --------------    -------------

NET ASSETS AT BEGINNING OF PERIOD......................     $  55,130,734    $  55,864,298  $ 202,419,601     $ 118,367,938
                                                            -------------    -------------  --------------    -------------
INCREASE (DECREASE) IN NET ASSETS
RESULTING FROM OPERATIONS:
   Net investment income...............................         1,986,909        2,106,127     10,705,157         9,184,219
   Net realized gain (loss) on investments sold
     and futures contracts.............................         2,659,064        1,091,382     (3,829,905)        1,324,345
   Net change in unrealized appreciation
     (depreciation) of investments and futures contracts         (622,871)      (4,268,548)    (3,297,536)       (2,789,656)
                                                            -------------    -------------  --------------    -------------
     Net increase (decrease) in net assets
       resulting from operations.......................         4,023,102       (1,071,039)     3,577,716         7,718,908
                                                            -------------    -------------  --------------    -------------

DIVIDENDS TO SHAREHOLDERS FROM:
   Net investment income...............................        (2,020,360)      (2,020,197)   (11,323,274)       (9,184,219)
   Net realized gain on investments and futures contract       (1,735,894)        (576,213)            --                --
                                                            -------------    -------------  --------------    -------------
     Total Dividends...................................        (3,756,254)      (2,596,410)   (11,323,274)       (9,184,219)
                                                            -------------    -------------  --------------    -------------

SHARE TRANSACTIONS:
   Net proceeds from sales of shares...................         6,583,290        8,778,290     60,899,508       140,419,018
   Issued to shareholders in reinvestment
     of dividends......................................         3,466,744        2,378,235      8,610,845         7,082,284
   Cost of shares repurchased..........................       (15,470,213)      (8,222,640)  (103,795,434)      (61,984,328)
                                                            -------------    -------------  --------------    -------------
     Net increase (decrease)
         in net assets from share transactions ........        (5,420,179)       2,933,885    (34,285,081)       85,516,974
                                                            -------------    -------------  --------------    -------------
     Net increase (decrease) in net assets.............        (5,153,331)        (733,564)   (42,030,639)       84,051,663
                                                            -------------    -------------  --------------    -------------

NET ASSETS AT END OF PERIOD (INCLUDING LINE A).........      $  49,977,403    $  55,130,734  $ 160,388,962     $ 202,419,601
                                                            =============    =============  =============     =============

   (A) Undistributed net investment income.............     $      52,479    $      85,930  $         129     $     567,625
                                                            =============    =============  =============     =============

OTHER INFORMATION:
SHARE TRANSACTIONS:
   Sold................................................           466,071          607,668      5,959,352        13,043,471
   Issued to shareholders in reinvestment
     of dividends......................................           272,072          164,843        848,178           659,482
   Repurchased.........................................        (1,117,031)        (580,292)   (10,187,373)       (5,763,875)
                                                            --------------   -------------  --------------    -------------
     Net increase (decrease) in shares outstanding.....          (378,888)         192,219     (3,379,843)        7,939,078
                                                            ==============   =============  =============     =============



                                                                 MUNICIPAL BOND FUND
                                                          -------------------------------
                                                                YEARS ENDED MARCH 31,
                                                               2000              1999
                                                          --------------    -------------

NET ASSETS AT BEGINNING OF PERIOD......................    $  21,606,862    $  18,146,608
                                                          --------------    -------------
INCREASE (DECREASE) IN NET ASSETS
RESULTING FROM OPERATIONS:
   Net investment income...............................          990,425          806,140
   Net realized gain (loss) on investments sold
     and futures contracts.............................          (70,731)         205,546
   Net change in unrealized appreciation
     (depreciation) of investments and futures contracts        (874,456)         (85,148)
                                                          --------------    -------------
     Net increase (decrease) in net assets
       resulting from operations.......................           45,238          926,538
                                                          --------------    -------------

DIVIDENDS TO SHAREHOLDERS FROM:
   Net investment income...............................       (1,014,596)        (806,140)
   Net realized gain on investments and futures contract              --               --
                                                          --------------    -------------
     Total Dividends...................................       (1,014,596)        (806,140)
                                                          --------------    -------------

SHARE TRANSACTIONS:
   Net proceeds from sales of shares...................       16,508,893        7,052,544
   Issued to shareholders in reinvestment
     of dividends......................................          738,954          673,733
   Cost of shares repurchased..........................      (10,116,290)      (4,386,421)
                                                          --------------    -------------
     Net increase (decrease)
         in net assets from share transactions ........        7,131,557        3,339,856
                                                          --------------    -------------
     Net increase (decrease) in net assets.............        6,162,199        3,460,254
                                                          --------------    -------------

NET ASSETS AT END OF PERIOD (INCLUDING LINE A).........     $  27,769,061    $  21,606,862
                                                          ==============    =============

   (A) Undistributed net investment income.............    $         163    $      22,997
                                                          ==============    =============

OTHER INFORMATION:
SHARE TRANSACTIONS:
   Sold................................................        1,615,439          668,030
   Issued to shareholders in reinvestment
     of dividends......................................           71,848           63,633
   Repurchased.........................................         (987,859)        (417,603)
                                                          --------------    -------------
     Net increase (decrease) in shares outstanding.....          699,428          314,060
                                                          ==============    =============



                       SEE NOTES TO FINANCIAL STATEMENTS.

                                      30-31

LARGE COMPANY INDEX FUND

FINANCIAL HIGHLIGHTS
FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD



                                                                               Years ended March 31,
                                                   ----------------------------------------------------------------------------
                                                       2000            1999             1998             1997             1996
                                                    ---------       ---------        ---------        ---------        ---------


Net Asset Value, Beginning of period.............  $      36.90    $      31.92     $      23.09     $      20.06    $      15.76
                                                   ------------    ------------     ------------     ------------    ------------

Income from Investment Operations:
   Net investment income(1)......................          0.32            0.35             0.40             0.43            0.38
   Net realized and unrealized gain
     on investments and futures contracts........          5.93            5.38            10.23             3.41            4.57
                                                   ------------    ------------     ------------     ------------    ------------
       Total from Investment Operations..........          6.25            5.73            10.63             3.84            4.95
                                                   ------------    ------------     ------------     ------------    ------------

Less Dividends:
   Dividends from net investment income..........         (0.33)          (0.36)           (0.44)           (0.38)          (0.31)
   Dividends from net realized capital gains.....         (0.68)          (0.39)           (1.36)           (0.43)          (0.34)
                                                   ------------    ------------     ------------     ------------    ------------
       Total Dividends...........................         (1.01)          (0.75)           (1.80)           (0.81)          (0.65)
                                                   ------------    ------------     ------------     ------------    ------------
Net increase in net asset value..................          5.24            4.98             8.83             3.03            4.30
                                                   ------------    ------------     ------------     ------------    ------------
Net Asset Value, End of period...................  $      42.14    $      36.90     $      31.92     $      23.09    $      20.06
                                                   ============    ============     ============     ============    ============

Total Return.....................................         17.20%          18.15%           47.29%           19.32%          31.80%

Ratios/Supplemental Data:
Net assets, End of period (in 000's).............  $  1,065,129      $  828,899        $ 626,740        $ 421,652       $ 240,689
Ratios to average net assets:
   Net investment income including
     reimbursement...............................          0.88%           1.11%            1.44%            2.19%           2.11%
   Operating expenses including
     reimbursement...............................          0.47%           0.47%            0.40%            0.40%           0.40%
   Operating expenses excluding
     reimbursement...............................          0.47%           0.47%            0.40%            0.40%           0.41%
Portfolio turnover rate..........................            12%              3%               3%              11%              5%


- ------------------------------------
(1) Net investment income per share before reimbursement of certain expenses by the sub-administrator for the years ended March 31, 2000, 1999, 1998, 1997 and 1996 was $0.32, $0.35, $0.40, $0.43 and $0.38, respectively.





                       SEE NOTES TO FINANCIAL STATEMENTS.

SMALL COMPANY INDEX FUND

FINANCIAL HIGHLIGHTS
FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD



                                                                                  YEARS ENDED MARCH 31,
                                                     ---------------------------------------------------------------------------
                                                        2000          1999             1998*            1997             1996
                                                     ---------     ---------        ---------        ---------        ---------


Net Asset Value, Beginning of period.............   $      15.22  $      20.73     $     22.64      $      22.30     $      17.62
                                                    ------------  ------------     -----------      ------------     ------------

Income from Investment Operations:
   Net investment income(1)......................           0.09          0.10            0.27              0.38             0.32
   Net realized and unrealized gain (loss)
     on investments and futures contracts........           4.31         (4.04)           7.64              1.76             5.07
                                                    ------------  ------------     -----------      ------------     ------------
       Total from Investment Operations..........           4.40         (3.94)           7.91              2.14             5.39
                                                    ------------  ------------     -----------      ------------     ------------

Less Dividends:
   Dividends from net investment income..........          (0.09)        (0.09)          (0.33)            (0.34)           (0.38)
   Dividends from net realized capital gains.....          (1.61)        (1.48)          (9.49)            (1.46)           (0.33)
                                                    ------------  ------------     -----------      ------------     ------------
       Total Dividends...........................          (1.70)        (1.57)          (9.82)            (1.80)           (0.71)
                                                    ------------  ------------     -----------      ------------     ------------
Net increase (decrease) in net asset value.......           2.70         (5.51)          (1.91)             0.34             4.68
                                                    ------------  ------------     -----------      ------------     ------------
Net Asset Value, End of period...................   $      17.92  $      15.22     $     20.73      $      22.64     $      22.30
                                                    ============  ============     ===========      ============     ============

Total Return.....................................          30.52%       (19.19)%         41.22%             9.60%           30.85%

Ratios/Supplemental Data:
Net assets, End of period (in 000's).............   $    279,914  $    259,903     $   399,162      $    309,474      $   291,724
Ratios to average net assets:
   Net investment income including
     reimbursement...............................           0.53%         0.56%           0.97%             1.59%            1.52%
   Operating expenses including
     reimbursement...............................           0.41%         0.40%           0.40%             0.40%            0.40%
   Operating expenses excluding
     reimbursement...............................           0.41%         0.41%           0.40%             0.40%            0.41%
Portfolio turnover rate..........................             36%           22%             99%                8%              14%


- ---------------------------------------
* At a Special Meeting of Shareholders of the Small Company Index Fund held on May 9, 1997, shareholders approved a change in the Fund's target index from the Russell Special Small Company Index to the Standard & Poor's Small Cap 600 Stock Price Index.
(1) Net investment income per share before reimbursement of certain expenses by the sub-administrator for the years ended March 31, 2000, 1999, 1998, 1997 and 1996 was $0.09, $0.10, $0.27, $0.38 and $0.31, respectively.


                       SEE NOTES TO FINANCIAL STATEMENTS.

UTILITY INDEX FUND

FINANCIAL HIGHLIGHTS
FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD



                                                                                  YEARS ENDED MARCH 31,
                                                     ------------------------------------------------------------------------------
                                                          2000            1999             1998*            1997             1996
                                                       ---------        ---------       ---------        ---------        ---------

Net Asset Value, Beginning of period.............    $      13.35     $     14.18      $     11.42     $      12.03     $      9.88
                                                     ------------     -----------      -----------     ------------     -----------

Income from Investment Operations:
   Net investment income(1)......................            0.50            0.53             0.54             0.49            0.44
   Net realized and unrealized gain
      (loss) on investments)......................           0.43           (0.71)            3.71            (0.09)           2.15
                                                     ------------     -----------      -----------     ------------     -----------
       Total from Investment Operations..........            0.93           (0.18)            4.25             0.40            2.59
                                                     ------------     -----------      -----------     ------------     -----------

Less Dividends:
   Dividends from net investment income..........           (0.51)          (0.51)           (0.60)           (0.46)          (0.44)
   Dividends from net realized capital gains.....           (0.45)          (0.14)           (0.82)           (0.55)             --
   Return of capital.............................              --              --            (0.07)              --              --
                                                     ------------     -----------      -----------     ------------     -----------
       Total Dividends...........................           (0.96)          (0.65)           (1.49)           (1.01)          (0.44)
                                                     ------------     -----------      -----------     ------------     -----------
Net increase (decrease) in net asset value.......           (0.03)          (0.83)            2.76            (0.61)           2.15
                                                     ------------     -----------      -----------     ------------     -----------
Net Asset Value, End of period...................    $      13.32     $     13.35      $     14.18      $     11.42     $     12.03
                                                     ============     ===========      ===========      ===========     ===========

Total Return.....................................            7.52%          (1.53)%         39.07%             3.46%          26.61%

Ratios/Supplemental Data:
Net assets, End of period (in 000's).............    $     49,977     $    55,131      $    55,864      $    45,582     $     56,383
Ratios to average net assets:
   Net investment income including
     reimbursement...............................            3.61%            3.72%           4.24%            3.96%           3.79%
   Operating expenses including
     reimbursement...............................            0.40%            0.40%           0.40%            0.40%           0.40%
   Operating expenses excluding
     reimbursement...............................            0.40%            0.40%           0.40%            0.40%           0.41%
Portfolio turnover rate..........................           19%               8%                72%             170%             12%



- ------------------------------------------
* At a Special Meeting of Shareholders of the Utility Index Fund held on May 9, 1997, shareholders approved a change in the Fund's target index from the Russell 1000 Utility Index to the Standard & Poor's Utilities Composite Stock Price Index.
(1) Net investment income per share before reimbursement of certain expenses by the sub-administrator for the years ended March 31, 2000, 1999, 1998, 1997 and 1996 was $0.50, $0.53, $0.54, $0.49 and $0.44, respectively.


                       See Notes to Financial Statements.

U.S. TREASURY INDEX FUND

FINANCIAL HIGHLIGHTS
FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD



                                                                                  YEARS ENDED MARCH 31,
                                                   ------------------------------------------------------------------------------
                                                        2000            1999             1998             1997             1996
                                                     ---------        ---------       ---------        ---------        ---------


Net Asset Value, Beginning of period.............  $      10.54     $      10.50     $      9.99      $      10.24     $       9.91
                                                   ------------     ------------     -----------      ------------     ------------

Income from Investment Operations:
   Net investment income(1)......................          0.61             0.61            0.63              0.64             0.66
   Net realized and unrealized
              gain (loss) on investments ........         (0.38)           0.05              0.51            (0.25)            0.33
                                                   ------------     ------------     -----------      ------------     ------------
       Total from Investment Operations..........          0.23             0.66            1.14              0.39             0.99
                                                   ------------     ------------     -----------      ------------     ------------

Less Dividends:
   Dividends from net investment income..........         (0.64)           (0.62)          (0.63)            (0.64)           (0.65)
   Dividends in excess of net
     investment income...........................            --               --              --                --            (0.01)
                                                   ------------     ------------     -----------      ------------     ------------
       Total Dividends...........................         (0.64)           (0.62)          (0.63)            (0.64)           (0.66)
                                                   ------------     ------------     -----------      ------------     ------------
Net increase (decrease) in net asset value.......         (0.41)            0.04            0.51             (0.25)            0.33
                                                   ------------     ------------     -----------      ------------     ------------
Net Asset Value, End of period...................  $      10.13     $      10.54     $     10.50      $       9.99     $      10.24
                                                   ============     ============     ===========      ============     ============

Total Return.....................................          2.39%            6.38%          11.72%             3.91%           10.09%

Ratios/Supplemental Data:
Net assets, End of period (in 000's).............  $    160,389     $    202,420     $    118,368     $    111,313     $    124,944
Ratios to average net assets:
   Net investment income including
     reimbursement...............................          5.95%            5.77%           6.12%             6.31%            6.35%
   Operating expenses including
     reimbursement...............................          0.41%            0.41%           0.40%             0.40%            0.40%
   Operating expenses excluding
     reimbursement...............................          0.41%            0.41%           0.40%             0.40%            0.41%
Portfolio turnover rate..........................            56%              70%             79%               39%              35%


- ----------------------------------------
(1) Net investment income per share before reimbursement of certain expenses by the sub-administrator for the years ended March 31, 2000, 1999, 1998, 1997 and 1996 was $0.61, $0.61, $0.63, $0.64 and $0.66, respectively.


                       SEE NOTES TO FINANCIAL STATEMENTS.

MUNICIPAL BOND FUND

FINANCIAL HIGHLIGHTS
FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD



                                                                                  YEARS ENDED MARCH 31,
                                                   ------------------------------------------------------------------------------
                                                        2000            1999             1998             1997             1996
                                                     ---------        ---------       ---------        ---------        ---------


Net Asset Value, Beginning of period.............  $      10.59     $      10.51     $     10.15      $      10.20     $       9.94
                                                   ------------     ------------     -----------      ------------     ------------

Income from Investment Operations:
   Net investment income(1)......................          0.44             0.46            0.47              0.47             0.46
   Net realized and unrealized
              gain (loss) on investments ........         (0.45)           0.08              0.36            (0.05)            0.26
                                                   ------------     ------------     -----------      ------------     ------------
       Total from Investment Operations..........         (0.01)            0.54            0.83              0.42             0.72
                                                   ------------     ------------     -----------      ------------     ------------

Less Dividends:
   Dividends from net investment income..........         (0.45)           (0.46)          (0.47)            (0.47)           (0.46)
                                                   ------------     ------------     -----------      ------------     ------------
       Total Dividends...........................         (0.45)           (0.46)          (0.47)            (0.47)           (0.46)
                                                   ------------     ------------     -----------      ------------     ------------
Net increase (decrease) in net asset value.......         (0.46)            0.08            0.36             (0.05)            0.26
                                                   ------------     ------------     -----------      ------------     ------------
Net Asset Value, End of period...................  $      10.13     $      10.59     $     10.51      $      10.15     $      10.20
                                                   ============     ============     ===========      ============     ============

Total Return.....................................         (0.05)%           5.20%           8.29%             4.15%            7.36%

Ratios/Supplemental Data:
Net assets, End of period (in 000's).............  $     27,769     $     21,607     $    18,147      $     19,921     $     22,478
Ratios to average net assets:
   Net investment income including
     reimbursement...............................          4.28%            4.31%           4.49%             4.57%            4.54%
   Operating expenses including
     reimbursement...............................          0.60%            0.60%           0.60%             0.60%            0.60%
   Operating expenses excluding
     reimbursement...............................          0.60%            0.60%           0.60%             0.60%            0.61%
Portfolio turnover rate..........................            38%              43%             28%                7%               2%


- --------------------------------------------
(1) Net investment income per share before reimbursement of certain expenses by the sub-administrator for the years ended March 31, 2000, 1999, 1998, 1997 and 1996 was $0.44, $0.46, $0.47, $0.47 and $0.46, respectively.



                       SEE NOTES TO FINANCIAL STATEMENTS.

NOTES TO FINANCIAL STATEMENTS

1.   ORGANIZATION:

Galaxy Fund II ("Galaxy II" or the "Trust"), a Massachusetts business trust, is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. As of the date of this report, the Trust offered five managed investment portfolios. The accompanying financial statements and financial highlights are those of the Large Company Index Fund, the Small Company Index Fund, the Utility Index Fund, the U.S. Treasury Index Fund, and the Municipal Bond Fund (individually a "Fund," collectively the "Funds").

2.   SIGNIFICANT ACCOUNTING POLICIES:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. The following is a summary of significant accounting policies in conformity with generally accepted accounting principles consistently followed by the Trust in the preparation of its financial statements.

PORTFOLIO VALUATION: Listed investment securities are valued by an independent pricing service approved by the Trust's Board of Trustees at the last quoted sale price on the principal exchange where such securities are traded. Unlisted securities or listed securities for which last sales prices are not available are valued at the closing bid price in the principal market where such securities trade. U.S. Government securities (other than short-term investments) are valued at the mean of the quoted bid and asked prices in the over-the-counter market. Debt securities of U.S. issuers (other than U.S. Government securities and short-term securities), including municipal securities, are valued at the mean between the quoted bid price and the asked price. Short-term obligations that mature in 60 days or less are valued at amortized cost, which approximates market value. Futures contracts are valued at the settlement price established each day by the board of trade or exchange on which they are traded.

Investments for which market quotations are not readily available are valued based on fair value as determined in good faith under consistently applied procedures established by and under the general supervision of the Board of Trustees.

FUTURES CONTRACTS: Each Fund, except the U.S. Treasury Index Fund, may enter into futures contracts for the delayed delivery of securities at a fixed price at some future date or the change in the value of a specified financial index over a predetermined time period. Cash or securities are deposited with brokers in order to establish and maintain a position. Subsequent payments made or received by the fund based on the daily change in the market value of the position are recorded as unrealized gains or losses until the contract is closed out, at which time the gains or losses are realized.

SECURITY TRANSACTIONS AND INVESTMENT INCOME: Security transactions are accounted for on a trade date basis. Net realized gains or losses on sales of securities are determined on the identified cost method. Interest income and expenses are recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS: Dividends from net investment income are declared daily and paid monthly for the U.S. Treasury Index Fund and the Municipal Bond Fund, declared and paid quarterly for the Utility Index Fund and declared and paid annually for the Small Company Index Fund and the Large Company Index Fund. Net realized capital gains, if any, are distributed at least annually. Income dividends and capital gain dividends are determined in accordance with income tax regulations which may differ from generally accepted accounting principles.

FEDERAL INCOME TAXES: The Trust treats each Fund as a separate entity for federal income tax purposes. Each Fund intends to qualify each year as a "regulated investment company" under Subchapter M of the Internal Revenue Code. By so qualifying, each Fund will not be subject to federal income taxes to the extent that it distributes substantially all of its taxable or tax-exempt income, if any, for its tax year ending March 31. In addition, by distributing in each calendar year substantially all of its net investment income, capital gains, and certain other amounts, if any, each Fund will not be subject to a federal excise tax. Therefore, no federal tax provision is recorded.

REPURCHASE AGREEMENTS: Each Fund may engage in repurchase agreement transactions with institutions that the Trust's investment advisor has determined are creditworthy. Each repurchase agreement transaction is recorded at cost plus accrued interest. Each Fund requires that the securities collateralizing a repurchase agreement transaction be transferred to the Trust's custodian in a manner that is intended to enable the Fund to obtain those securities in the event of a counterparty default. The value of the col-

NOTES TO FINANCIAL STATEMENTS

lateral securities is monitored daily to ensure that the value of the collateral, including accrued interest, equals or exceeds the repurchase price. Repurchase agreement transactions involve certain risks in the event of default or insolvency of the counterparty, including possible delays or restrictions upon a Fund's ability to dispose of the underlying securities, and a possible decline in the value of the underlying securities during the period while the Fund seeks to assert its rights.

3.   SHARES OF BENEFICIAL INTEREST:

The Trust's Declaration of Trust authorizes the Trust to issue an unlimited number of shares of beneficial interest, with a $0.001 par value per share. The Trust's shares are classified into five series.

4.   INVESTMENT ADVISORY, ADMINISTRATION AND DISTRIBUTION AGREEMENTS:

The Trust and Fleet Investment Advisors Inc. (the "Investment Advisor"), an indirect wholly-owned subsidiary of FleetBoston Financial Corporation, are parties to an investment advisory agreement under which the Investment Advisor provides advisory services for a fee, computed daily and paid monthly, at the annual rate of 0.10% of the average daily net assets of the Large Company Index, Small Company Index, Utility Index and U.S. Treasury Index Funds, and 0.25% of the average daily net assets of the Municipal Bond Fund.

The Trust and Fleet National Bank (the "Administrator"), an indirect wholly-owned subsidiary of FleetBoston Financial Corporation, are parties to an administration agreement. Under the agreement, the Administrator is responsible for the payment of all expenses of the Funds, except the fees and expenses of the Trustees who are not interested persons of the Trust, brokerage fees and commissions, interest on borrowings, taxes, annual sub-account fees payable with respect to shares of the Funds held by defined contribution plans, and such extraordinary, non-recurring expenses as may arise, including litigation, to which the Trust may be a party. For its services as administrator, the Administrator receives a fee at an annual rate of 0.30% of the average daily net assets of each of the Large Company Index, Small Company Index, Utility Index and U.S. Treasury Index Funds, and 0.35% of the average daily net assets of the Municipal Bond Fund.

The Administrator has entered into a sub-administration agreement with PFPC Inc. (formerly known as First Data Investor Services Group, Inc.), a member of the PNCFinancial Services Group (formerly known as PNCBank Corp.), under which PFPCInc. provides administrative, accounting and transfer agent services to the Trust. The Administrator bears the fees of PFPC Inc. for serving in this capacity. Prior to December 1, 1999, the services described above were provided by First Data Investor Services Group, Inc., a wholly-owned subsidiary of First Data Corp. On that date, PFPC Trust Co., a wholly-owned subsidiary of PFPCWorldwide, Inc., and an indirect wholly-owned subsidiary of PNC Bank Corp., acquired all of the outstanding stock of First Data Investor Services Group, Inc. As part of that transaction, PFPC Inc., also an indirect wholly-owned subsidiary of PNCBank Corp., was merged into First Data Investor Services Group, Inc., which then changed its name to PFPC Inc.

Provident Distributors, Inc. ("the Distributor") acts as the exclusive distributor of the Trust's shares. Prior to December 1, 1999, First Data Distributors, Inc., a wholly-owned subsidiary of First Data Investor Services Group, Inc., acted as the exclusive distributor of the Trust's shares.

The Trust and PFPC Inc. may enter into agreements with one or more entities, including the Administrator and affiliates of the Investment Advisor, pursuant to which such entities agree to perform certain sub-account and administrative functions ("Sub-Account Services") on a per account basis with respect to shares of the Funds held by defined contribution plans. Such entities are compensated by PFPCInc. for the Sub-Account Services and in connection therewith the Funds pay PFPC Inc. out-of-pocket transfer agency expenses (i.e. sub-account services fee) in an amount equal to these fees.

Certain officers of the Trust are officers of PFPC Inc. Such officers receive no compensation from the Trust for serving in their respective roles. No officer, director or employee of the Investment Advisor serves as an officer, Trustee or employee of the Trust. Effective May 28, 1999, each Trustee is entitled to receive for services as a Trustee of the Trust, The Galaxy Fund ("Galaxy") and The Galaxy VIP Fund ("VIP") an aggregate fee of $45,000 per annum plus certain other fees for attending or participating in meetings as well as reimbursement for expenses incurred in attending meetings. Prior to May 28, 1999, each Trustee was entitled to receive for services as a Trustee of the Trust, Galaxy and VIP an aggregate fee of $40,000 per annum plus certain other fees for attending or participating in meetings as well as reimbursement for expenses incurred in attending meetings. The Chairman of the Boards of Trustees and the President and Treasurer of the Trust, Galaxy and VIP are also entitled to additional fees for their services in these capacities. These fees are allocated among the funds of the Trust, Galaxy and VIP based on their relative net assets.

NOTES TO FINANCIAL STATEMENTS

Each Trustee is eligible to participate in The Galaxy Fund/The Galaxy VIP Fund/Galaxy Fund II Deferred Compensation Plan (the "Plan"), an unfunded, non-qualified deferred compensation plan. The Plan allows each Trustee to defer receipt of all or a percentage of fees that would otherwise be payable for services performed.

PFPC Inc. voluntarily agreed to reimburse the Funds for Trustees' fees. PFPCInc., at its discretion, may revise or discontinue the voluntary expense reimbursement at any time.



5.   SECURITIES TRANSACTIONS:

The cost of purchases and the proceeds from sales of securities (excluding short-term investments and futures contracts) for the year ended March 31, 2000 for each Fund were as follows:

                                      U.S. GOVERNMENT                           OTHER INVESTMENT
                                         SECURITIES                                SECURITIES
                                 ---------------------------               ---------------------------
                                   PURCHASES         SALES                   PURCHASES         SALES
                                 ----------      ----------               ------------      ----------
Large Company Index...........   $         --    $        --             $223,350,113      $110,613,339
Small Company Index...........             --             --               91,958,708      140,111,139
Utility Index.................             --             --               10,186,527       17,525,395
U.S. Treasury Index...........     98,709,896    132,040,295                       --               --
Municipal Bond................             --             --               16,439,410        9,373,910

The aggregate cost, gross unrealized appreciation and depreciation and net unrealized appreciation (depreciation) for all securities as computed on a federal income tax basis at March 31, 2000 for each Fund were as follows:

                                     COST         APPRECIATION        (DEPRECIATION)            NET
                                 ---------------------------------------------------------------------
Large Company Index             $ 621,443,474    $ 503,689,821      $  (50,165,299)       $453,524,522
Small Company Index               254,602,463       71,772,782         (46,753,204)         25,019,578
Utility Index                      43,594,227       10,482,677          (4,174,760)          6,307,917
U.S. Treasury Index               160,951,080        1,636,930          (4,848,179)         (3,211,249)
Municipal Bond                     27,497,330          381,718            (449,574)            (67,856)


During the fiscal year ended March 31, 2000, the Large Company Index Fund, the Small Company Index Fund and the Utility Index Fund made distributions from long-term capital gains of $15,149,394, $20,211,543 and $1,725,851, repectively.

At March 31, 2000, the following Funds had capital loss carryforwards:
                             CAPITAL LOSS      EXPIRATION
                             CARRYFORWARD         DATE
                             -------------      ---------
U.S. Treasury Index......  $  2,863,608           2003
                                548,015           2004
                              1,821,144           2008
Municipal Bond...........       452,493           2003
                                203,341           2004
                                 72,068           2008

NOTES TO FINANCIAL STATEMENTS

6.   FINANCIAL INSTRUMENTS:

The Large Company Index, Small Company Index and Utility Index Funds may enter into stock index futures contracts that are traded on a national exchange. These Funds will enter into stock index futures contracts only for bona fide hedging purposes or as otherwise permitted by the Commodities Futures Trading Commission ("CFTC"). If permitted, these Funds may use stock index futures to maintain cash reserves while remaining fully invested, to facilitate trading, to reduce transaction costs or to seek higher investment returns when a stock index futures contract is priced more attractively than the securities in the underlying index. The Municipal Bond Fund may enter into interest rate futures contracts and municipal bond index futures contracts only for bona fide hedging purposes or as otherwise permitted by CFTC regulations. In addition, the Municipal Bond Fund may purchase put or call options on interest rate and municipal bond index futures contracts, which are traded on a United States exchange, as a hedge against changes in interest rates, and may enter into closing transactions with respect to such options to terminate existing positions. A Fund will segregate assets to cover its commitments on purchased futures contracts.

Risks associated with using financial instruments such as futures as a hedge include an imperfect correlation between the movements in the price of the instruments and the price of the underlying securities and interest rates, an illiquid secondary market for the instruments or the inability of counterparties to perform under the terms of the contract.

7.   CONCENTRATION OF CREDIT RISK:

The Utility Index Fund concentrates its investments in the utility industry. As a result, the Fund's investments may be subject to greater risk and market fluctuation than a fund that invests in securities representing a broader range of investment alternatives.

8.   LINE OF CREDIT:

Each Fund and other affiliated funds participate in a $150 million unsecured line of credit pursuant to a credit agreement dated as of December 29, 1999. Borrowings may be made under the credit agreement only for temporary or emergency purposes, such as repurchase or redemption of shares of the Funds. Interest is charged to each Fund based on its borrowings. In addition, a commitment fee based on the average daily unused portion of the line of credit is computed daily and paid quarterly at an annual rate of 10%, and allocated among the Funds based on average daily net assets. For the period ended March 31, 2000, no borrowings have been made by the Funds against the line of credit.

9.   DIVIDENDS RECEIVED DEDUCTIONS (UNAUDITED):

Of the ordinary income (including short-term capital gain) distributions made by the Large Company Index Fund, the Small Company Index Fund and the Utility Index Fund during the fiscal year ended March 31, 2000, were 100%, 30.20% and 100%, respectively, qualify for the dividends received deduction available to corporate shareholders.

REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Shareholders and Board of Trustees of Galaxy Fund II:

We have audited the accompanying statements of assets and liabilities, including the portfolios of investments, of Galaxy Fund II (comprising, respectively, the Large Company Index Fund, Small Company Index Fund, Utility Index Fund, U.S. Treasury Index Fund and Municipal Bond Fund) as of March 31, 2000, and the related statements of operations for the year then ended and the statements of changes in net assets and the financial highlights for each of the two years in the period then ended. These financial statements and financial highlights are the responsibility of Galaxy Fund II's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for each of the three years in the period ended March 31, 1998 were audited by other auditors whose report dated May 8, 1998, expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in financial statements and financial highlights. Our procedures included confirmation of securities owned as of March 31, 2000 by correspondence with the custodian and brokers or other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective portfolios constituting Galaxy Fund II at March 31, 2000, the results of their operations for the year then ended, and the changes in their net assets and financial highlights for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States.

[SIGNATURE]
Ernst & Young LLP

Boston, Massachusetts
May 8, 2000


/S/ SIGNATURE

                       This page left blank intentionally.

[GRAPHIC OMITTED]
GALAXY
FUND
  P.O. BOX 6520
  PROVIDENCE, RI 02940-6520

ANGALII (6/00)